Exhibit 99.1


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------------X
IN RE                                        :      CHAPTER 11 CASE NOS.
                                             :
BETHLEHEM STEEL CORPORATION,                 :      01-15288 (BRL) THROUGH
ET AL.                                       :      01-15302, 01-15308
                                             :      THROUGH 01-15315 (BRL)
                                   DEBTORS.  :      (JOINTLY ADMINISTERED)
                                             :
---------------------------------------------X






                            DISCLOSURE STATEMENT FOR
                          DEBTORS' PLAN OF LIQUIDATION



                                             WEIL, GOTSHAL & MANGES LLP
                                             767 Fifth Avenue
                                             New York, New York 10153
                                             (212) 310-8000


                                             Attorneys for the Debtors and
                                             Debtors in Possession



Dated:     New York, New York
           July 29, 2003

                                TABLE OF CONTENTS

                                                                                                                        PAGE
I.         INTRODUCTION...................................................................................................1

           A.        Definitions and Exhibits.............................................................................1

                     1.        Definitions................................................................................1

                     2.        Exhibits...................................................................................1

           B.        Notice to Creditors..................................................................................1

                     1.        Scope of Plan..............................................................................1

                     2.        Purpose of Disclosure Statement............................................................2

           C.        Disclosure Statement Enclosures......................................................................2

                     1.        Disclosure Statement Approval Order........................................................2

                     2.        Notice of Confirmation Hearing.............................................................3

                     3.        Ballots....................................................................................3

           D.        Inquiries............................................................................................3

II.        OVERVIEW OF DEBTORS' OPERATIONS AND CHAPTER 11 CASES...........................................................3

           A.        Debtors' Prepetition Business Operations.............................................................3

           B.        Significant Events Leading to Commencement of the Chapter 11 Cases...................................4

           C.        The Chapter 11 Cases.................................................................................5

                     1.        Commencement of the Chapter 11 Cases.......................................................5

                     2.        Appointment of the Committee...............................................................5

                     3.        DIP Financing..............................................................................6

                     4.        Cash Collateral and Adequate Protection Orders.............................................6

                     5.        Columbus Coatings Company and Columbus Processing Company..................................8

                     6.        Retiree Health and Welfare Benefits.......................................................10

                     7.        Sale of Assets to the ISG Parties.........................................................11

                     8.        USWA Settlement Agreement.................................................................14

                     9.        Coal Act Settlement Agreement.............................................................15

                     10.       Pension Benefits..........................................................................17

                     11.       Reclamation Claims........................................................................18



                                       i

                     12.       Claims Process............................................................................18

                     13.       Severance Payments........................................................................19

III.       OVERVIEW OF THE PLAN..........................................................................................19

           A.        General.............................................................................................19

           B.        Assets For Distribution Under the Plan..............................................................20

           C.        Description and Summary Table of Classification and Treatment of Claims and Equity Interests Under
                     the Plan............................................................................................20

           D.        Reservation of "Cram Down" Rights...................................................................23

           E.        Administrative Expenses for the Debtors.............................................................24

           F.        Provisions Governing Distributions Under the Plan...................................................24

                     1.        Effective Date Payments and Transfers by the Debtors......................................24

                     2.        Repayment of Cash or Certain Assets to ISG................................................25

                     3.        Return of Consideration Shares to ISG.....................................................25

                     4.        Allocation of Distributions...............................................................25

                     5.        Withholding and Reporting Requirements....................................................25

                     6.        Minimum Distributions and Fractional Shares...............................................25

           G.        Means for Implementation and Execution of the Plan..................................................26

                     1.        Substantive Consolidation.................................................................26

                     2.        The Liquidating Trust.....................................................................26

                               a.         Execution of Liquidating Trust Agreement.......................................26

                               b.         Purpose of Liquidating Trust...................................................26

                               c.         Liquidating Trust Assets.......................................................26

                               d.         Governance of Liquidating Trust................................................26

                               e.         The Trustee....................................................................27

                               f.         Role of the Trustee............................................................27

                               g.         Nontransferability of Liquidating Trust Interests..............................27

                               h.         Cash...........................................................................27

                               i.         Costs and Expenses of Trustee..................................................27

                               j.         Compensation of Trustee........................................................28


                                       ii

                               k.         Distribution of Liquidating Trust Assets.......................................28

                               l.         Retention of Professionals by Trustee..........................................28

                               m.         Federal Income Tax Treatment of Liquidating Trust..............................28

                                          (i).      Liquidating Trust Assets Treated as Owned by Creditors...............28

                                          (ii).     Tax Reporting........................................................29

                               n.         Dissolution....................................................................31

                               o.         Indemnification of Trustee.....................................................30

                               p.         Closing of Chapter 11 Cases....................................................30

                               q.         Closing of Chapter 11 Cases by Charitable Gift.................................31

                     3.        Debtors' Post-Confirmation Role; Dissolution..............................................31

                               a.         Payments and Transfers.........................................................31

                               b.         Administration of Taxes........................................................31

                               c.         Effective Date Payments and Transfers..........................................31

                               d.         Claims Administration and Prosecution and Plan Distributions...................31

                               e.         Dissolution....................................................................32

                               f.         Books and Records..............................................................32

                               g.         Corporate Action...............................................................32

                     4.        Securities Law Issues.....................................................................32

           H.        Procedures for Resolving and Treating Disputed Claims...............................................33

                     1.        Objections to Claims......................................................................33

                     2.        No Distribution Pending Allowance.........................................................33

                     3.        Resolution of Disputed Claims.............................................................33

                     4.        Estimation................................................................................34

                     5.        Allowance of Disputed Claims..............................................................34

           I.        Treatment of Executory Contracts and Unexpired Leases...............................................34

                     1.        Executory Contracts and Unexpired Leases..................................................34

                     2.        Approval of Rejection of Executory Contracts and Unexpired Leases.........................34


                                      iii

                     3. Claims Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan........34

           J.        Releases Granted Pursuant to the Plan...............................................................35

                     1.        Limited Releases..........................................................................35

                     2.        Exculpation...............................................................................35

           K.        Conditions Precedent to Effectiveness of Plan.......................................................35

                     1.        Conditions Precedent to Confirmation of Plan..............................................35

                     2.        Conditions Precedent to Effective Date....................................................35

                     3.        Satisfaction of Conditions................................................................36

                     4.        Effect of Nonoccurrence of Conditions to Consummation.....................................36
           L.        Effects of Confirmation of Plan.....................................................................36

                     1.        Vesting of Assets in Liquidating Trust....................................................36

                     2.        Release of Assets from Bankruptcy Court Jurisdiction......................................36

                     3.        Binding Effect............................................................................36

                     4.        Term of Injunctions or Stays..............................................................37

                     5.        Causes of Action..........................................................................37

                     6.        Injunction................................................................................37

                     7.        Injunction Against Interference with Plan.................................................37

           M.        Retention of Jurisdiction by Bankruptcy Court.......................................................37

           N.        Dissolution of Committee and Retirees' Committee....................................................39

           O.        Exemption from Transfer Taxes.......................................................................39

IV.        ALTERNATIVES TO THE PLAN......................................................................................39

           A.        Liquidation Under Chapter 7 of the Bankruptcy Code..................................................39

           B.        Alternative Chapter 11 Plan.........................................................................39

           C.        Certain Risk Factors................................................................................40

V.         CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN...........................................................40

           A.        Consequences to the Debtors.........................................................................41

                     1.        Treatment of ISG Sale as a Tax-Free Reorganization........................................41

                     2.        Transfer of Assets to Liquidating Trust...................................................41


                                       iv

                     3.        Cancellation of Debt......................................................................42

                     4.        Limitations on NOL Carryforwards and Other Tax Attributes.................................42

           B.        Consequences to Holders of Allowed General Unsecured Claims.........................................43

                     1.        Gain or Loss -- Generally.................................................................43

                     2.        Holders of Allowed General Unsecured Claims That Constitute "Securities"..................45

                     3.        Distributions in Discharge of Accrued But Unpaid Interest.................................45

                     4.        Tax Treatment of the Liquidating Trust and Holders of Beneficial Interests................46

                               a.         Classification of the Liquidating Trust........................................46

                               b.         General Tax Reporting by the Trust and Beneficiaries...........................46

                               c.         Tax Reporting for the Liquidating Trust Claims Reserve.........................47

                     5.        Subsequent Disposition of Consideration Shares............................................48

                     6.        Information Reporting and Withholding.....................................................49

VI.        VOTING PROCEDURES AND REQUIREMENTS............................................................................50

           A.        Ballots and Voting Deadline.........................................................................50

           B.        Holders of Claims Entitled to Vote..................................................................50

           C.        Vote Required for Acceptance by a Class.............................................................51

           D.        Voting Procedures...................................................................................51

                     1.        Holders of Claims in Classes 1, 2, and 3..................................................51

                     2.        Withdrawal of Ballot or Master Ballot.....................................................51

VII.       CONFIRMATION OF THE PLAN......................................................................................51

           A.        Acceptance of the Plan..............................................................................52

           B.        No Unfair Discrimination/Fair and Equitable Test....................................................52

           C.        Best Interests Test.................................................................................53

           D.        Feasibility.........................................................................................54

           E.        Classification of Claims and Equity Interests Under the Plan........................................55


                                       v

           F.        Confirmation of the Plan If a Class Does Not Accept the Plan........................................55

           G.        Confirmation Hearing................................................................................55

VIII.      CONCLUSION....................................................................................................57



I.         INTRODUCTION

                     This is the disclosure statement (the "Disclosure Statement") of Bethlehem Steel Corporation ("Bethlehem"), Alliance Coatings Company, LLC, BethEnergy Mines Inc., Bethlehem Cold Rolled Corporation, Bethlehem Development Corporation, Bethlehem Rail Corporation, Bethlehem Steel de Mexico, S.A. de C.V., Bethlehem Steel Export Company of Canada, Limited, Bethlehem Steel Export Corporation, BethPlan Corporation, Chicago Cold Rolling, L.L.C., Eagle Nest Inc., Encoat-North Arlington, Inc., Energy Coatings Company, Greenwood Mining Corporation, HPM Corporation, Kenacre Land Corporation, L I Service Company, Marmoraton Mining Company, Ltd., Mississippi Coatings Limited Corporation, Mississippi Coatings Line Corporation, Ohio Steel Service Company, LLC, and Primeacre Land Corporation, the above-captioned debtors and debtors in possession (collectively with Bethlehem, the "Debtors"), in the above-captioned chapter 11 cases pending before the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), filed in connection with the Debtors' Plan of Liquidation Under Chapter 11 of the Bankruptcy Code, dated July 29, 2003 (the "Plan"), a copy of which is annexed to this Disclosure Statement as Exhibit A.

           A. DEFINITIONS AND EXHIBITS

                     1. Definitions. Unless otherwise defined herein, capitalized terms used in this Disclosure Statement shall have the meanings ascribed to such terms in the Plan.

                     2. Exhibits. All exhibits to this Disclosure Statement are incorporated as if fully set forth and are a part of this Disclosure Statement.

           B. NOTICE TO CREDITORS

                     1. Scope of Plan. The Plan is the product of consensual discussions between the Debtors and the Committee. Summarily, the Plan provides for (i) the distribution on the Effective Date to the holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims Cash in an amount equal to the Allowed amount of such Claims,
(ii) the distribution on the Effective Date to the holders of Allowed Other Secured Claims (if any), at the option of the Debtors, of either (a) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Other Secured Claim, (b) the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder's secured interest in the Allowed Other Secured Claim, net of the costs of disposition of such Collateral, (c) the Collateral securing such Allowed Other Secured Claim, (d) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (e) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code, and (iii) the distribution on the Effective Date to the holders of Allowed General Unsecured Claims of proportionate interests in a Liquidating Trust into which the Debtors shall deposit the Consideration Shares and the Avoidance Actions on the Effective Date. IT IS THE OPINION OF THE DEBTORS AND THE COMMITTEE THAT CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS' ESTATES AND

CREDITORS. THEREFORE, THE DEBTORS AND THE COMMITTEE RECOMMEND THAT CREDITORS VOTE TO APPROVE THE PLAN.

                     2. Purpose of Disclosure Statement. The purpose of the Disclosure Statement is to set forth information that (i) summarizes the Plan and alternatives to the Plan, (ii) advises holders of Claims and Equity Interests of their rights under the Plan, (iii) assists creditors entitled to vote in making informed decisions as to whether they should vote to accept or reject the Plan, and (iv) assists the Bankruptcy Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed.

                     By order dated September [__], 2003, the Bankruptcy Court approved this Disclosure Statement, finding that it contains "adequate information," as that term is used in section 1125(a)(1) of the Bankruptcy Code. However, the Bankruptcy Court has not passed on the merits of the Plan. Creditors should carefully read the Disclosure Statement, in its entirety, before voting on the Plan.

                     This Disclosure Statement and the attached Plan are the only materials creditors should use to determine whether to vote to accept or reject the Plan.

                     THE LAST DAY TO VOTE TO ACCEPT OR REJECT THE PLAN IS OCTOBER 15, 2003.

                     THE RECORD DATE FOR DETERMINING WHICH CREDITORS MAY VOTE ON THE PLAN IS SEPTEMBER 10, 2003.

                     PLEASE READ THE DISCLOSURE STATEMENT, INCLUDING THE PLAN, IN ITS ENTIRETY. A COPY OF THE PLAN IS ANNEXED AS EXHIBIT A. THE DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUCH SUMMARIES. ACCORDINGLY, IF THERE EXISTS ANY INCONSISTENCY BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN SHALL CONTROL.

                     The Plan Supplement will be filed with the Bankruptcy Court no later than ten (10) days prior to the hearing to confirm the Plan. The financial and other information included in this Disclosure Statement is for purposes of soliciting acceptances of the Plan.

           C. DISCLOSURE STATEMENT ENCLOSURES

                     Accompanying the Disclosure Statement are the following enclosures:

                     1. Disclosure Statement Approval Order. A copy of the order of the Bankruptcy Court, dated September [__], 2003, approving the Disclosure Statement and, among other things, establishing procedures for voting on the Plan and scheduling the hearing to consider, and the deadline for objecting to, confirmation of the Plan (the "Approval Order").

                     2. Notice of Confirmation Hearing. A copy of the notice of the deadline for submitting ballots to accept or reject the Plan and, among other things, the date, time, and place of the Confirmation Hearing and the deadline for filing objections to confirmation of the Plan (the "Confirmation Hearing Notice").

                     3. Ballots. One or more ballots (and return envelopes) for voting to accept or reject the Plan, unless you are not entitled to vote because you are (i) to receive no distribution under the Plan and are deemed to reject the Plan or (ii) not impaired under the Plan and are deemed to accept the Plan. See Section VI below for an explanation of which parties in interest are entitled to vote.

                     The Bankruptcy Code provides that only creditors who vote on the Plan will be counted for purposes of determining whether the requisite acceptances have been attained. Failure to timely deliver a ballot by the voting deadline will constitute an abstention. Any ballot that is executed and timely delivered but does not indicate an acceptance or rejection shall be deemed to constitute an acceptance of the Plan.

           D. INQUIRIES

                     If you have any questions about the packet of materials that you have received, please contact Tyson M. Lomazow, Esq., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Telephone: (212) 310-8000 during normal business hours.

                     Additional copies of this Disclosure Statement or copies of the Plan Supplement are available upon request made to Bankruptcy Services LLC, the Debtors' voting agent (the "Voting Agent"), at the following address:

IF BY OVERNIGHT OR HAND DELIVERY:        IF BY STANDARD MAILING:
BANKRUPTCY SERVICES LLC                  BANKRUPTCY SERVICES LLC
757 THIRD AVENUE                         P.O. BOX  5295
NEW YORK, NY  10017                      GRAND CENTRAL STATION
ATTN: BETHLEHEM STEEL BALLOTING CTR.     NEW YORK, NY  10163-5295
                                         ATTN: BETHLEHEM STEEL BALLOTING CENTER

II.        OVERVIEW OF DEBTORS' OPERATIONS AND CHAPTER 11 CASES

           A. DEBTORS' PREPETITION BUSINESS OPERATIONS

                     Bethlehem, together with its directly and indirectly owned subsidiaries and affiliates, was the second largest integrated steel producer in the United States as of the commencement of its Chapter 11 Cases. Bethlehem manufactured and sold a wide variety of steel mill products which included hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, rails, specialty blooms, carbon and alloy bars, and large-diameter pipes. Bethlehem's principal markets included service centers, automotive, construction, machinery, and equipment.

                     The principal operations of Bethlehem were comprised of three divisions - Burns Harbor, Sparrows Point, and Pennsylvania Steel Technologies. The Burns Harbor Division operated facilities in Indiana on Lake Michigan and in Lackawanna, New York on Lake Erie. The Sparrows Point Division operated a facility on Chesapeake Bay near Baltimore, Maryland and two facilities in Coatesville and Conshohocken, Pennsylvania. The Pennsylvania Steel Technologies Division, then the nation's largest rail producer and a maker of specialty blooms, carbon and alloy bars, and large diameter pipes, operated a facility in Steelton, Pennsylvania.

                     In addition to Bethlehem's steel production and manufacturing facilities, the Debtors (i) owned former industrial sites and redeveloped, marketed, and sold such sites as commercial, industrial, light industrial, and mixed-use properties, (ii) operated, through affiliates, eight shortline and switching railroads and trucking and intermodal facilities and provided logistic services, (iii) had residual interests in formerly owned or operated plants and facilities, (iv) participated in a number of joint ventures, partnerships, and limited liability companies that owned and operated iron ore mines and reserves, sheet metal coating and processing facilities, metal product fabrication facilities, heavy machinery and rolling mill grinding facilities, and clinics for providing healthcare services to employees and retirees, (v) owned nonactive or undeveloped coal mines and coal reserves in Pennsylvania, West Virginia, and Kentucky, and (vi) operated Great Lakes ore carrying vessels.

                     As of the Commencement Date, the Debtors had approximately 13,200 employees, about 80% of whom were covered by one master collective bargaining agreement and a number of plant specific agreements and settlement agreements with the United Steel Workers of America (the "USWA"). The Debtors also sponsored a tax-qualified noncontributory defined benefit pension plan that provided benefits for substantially all of the employees. The Debtors annually funded the minimum amount required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plus additional amounts as appropriate based on their liquidity and business outlook. The Debtors also provided healthcare and life insurance to most retirees and their dependents and to surviving spouses of many deceased employees and retirees. In 2000, after using trust funds of about $64 million, Bethlehem and its consolidated subsidiaries paid approximately $130 million in such retiree insurance benefits.

           B. SIGNIFICANT EVENTS LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES

                     The United States economy slowed down considerably in 2000 and 2001. Although the economic downturn adversely affected many industries, the steel industry was particularly impacted by a confluence of many factors.

                     First, lower steel prices due to worldwide excess capacity and unfairly traded imports significantly diminished the profitability of domestic steel producers, including the Debtors. In certain cases, foreign producers, which are subsidized by their governments, priced their products below production costs, which posed an unfair advantage over domestic producers. In 2000, foreign imports of finished steel products accounted for about 24% of the domestic market.

                     Second, due to the softening economy, many of the Debtors' key customers in the automotive, machinery, and construction industries slowed production of consumer products and reduced their steel purchase orders. Moreover, consolidation of customers in several major steel-consuming industries, such as the automotive and container industries, increased customers' purchasing leverage and reduced the Debtors' ability to increase prices.

                     Third, the intensely competitive nature of the domestic steel market was heightened by the bankruptcy filings of a number of other steel producers. From December 1997 to the Commencement Date, more than twenty domestic steel companies filed for chapter 11 relief. Those chapter 11 cases resulted in reduced costs for such debtor companies and promoted the continued operation of marginal facilities, thus perpetuating the existing overcapacity in certain product lines in the steel industry.

                     Finally, as of the Commencement Date, Bethlehem had the highest total employment cost in the steel industry (approximately 35% of sales in 2000 and approximately 37% of sales in the first nine months of 2001). Pension and retiree insurance expenses alone cost approximately $45 per ton in 2001, also the highest in the industry. These total employment expenses consumed significant cash flow and liquidity of the Debtors and impeded their ability to maintain competitive operating facilities. As of the Commencement Date, the Debtors estimated an unfunded retiree insurance obligation of approximately $3 billion and an unfunded pension obligation of approximately $1.85 billion, determined in accordance with generally accepted accounting principles.

           C. THE CHAPTER 11 CASES

                     1. Commencement of the Chapter 11 Cases. On October 15, 2001, the Debtors commenced the Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of New York. As of the date hereof, the Debtors continue to manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

                     2. Appointment of the Committee. On October 23, 2001, the Committee was appointed by the Office of the United States Trustee pursuant to section 1102 of the Bankruptcy Code to represent the interests of unsecured creditors in the Chapter 11 Cases. The Committee currently consists of the following seven members:

                     Iron Ore Company of Canada
                     1010 Sherbrooke Street West
                     Suite 2500
                     Montreal, Quebec H3A2B7

                     DTE Burns Harbor, LLC
                     414 South Main Street, Suite 600
                     Ann Arbor, Michigan  48104

                     United Steel Workers of America
                     Five Gateway Center
                     Pittsburgh, Pennsylvania  15222

                     US Bank Trust, National Association
                     1420 Fifth Avenue, 7th Floor
                     Seattle, Washington  88101

                     HSBC Bank USA
                     10 East 40th Street, 14th Floor
                     New York, New York  10016

                     National City Bank
                     629 Euclid Avenue, Suite 635
                     Cleveland, Ohio  44114

                     Wells Fargo Bank Minnesota, N.A.
                     Corporate Trust Services
                     MAC N9303-120
                     Sixth & Marquette
                     Minneapolis, Minnesota  55479

                     The initial Committee had consisted of nine members, which included Electronic Data Systems Corporation and the Pension Benefit Guaranty Corporation in addition to the entities listed above.

                     The Committee has retained Kramer, Levin, Naftalis & Frankel, LLP, 919 Third Avenue, New York, New York 10022, as its attorneys; McDonald Investments, Mail Code OH-01-02-1645, 800 Superior Avenue, Cleveland, Ohio 44114-2603, as its investment bankers and restructuring advisors; McDermott, Will & Emery, 28 State Street, Boston, Massachusetts 02109-1775, as its special labor counsel; and KPMG LLP-US, 303 E. Wacker Drive, Chicago, Illinois 60601 and KPMG LLP-Canada, Commerce Court West, Suite 3300, 199 Bay Street, Toronto, Ontario M5L1B2, as its accountants. The Committee has actively participated in all aspects of the Chapter 11 Cases.

                     3. DIP Financing. As part of the preparation for the commencement of the Chapter 11 Cases, the Debtors negotiated the terms of a $450 million postpetition credit agreement (the "Postpetition Credit Agreement") with General Electric Capital Corporation ("GE Capital"), as administrative agent and lender, to provide working capital during the Chapter 11 Cases. Subject to certain exceptions, the Debtors' obligations under the Postpetition Credit Agreement were secured by first priority liens on substantially all of the Debtors' assets (the "DIP Collateral"). By order dated November 5, 2001 (the "DIP Order"), the Bankruptcy Court approved the Postpetition Credit Agreement. On the ISG Sale Closing Date (as defined below), the Debtors repaid or cash collateralized all outstanding obligations and terminated GE Capital's commitment to loan funds under the Postpetition Credit Agreement.

                     4. Cash Collateral and Adequate Protection Orders. As of the Commencement Date, a number of third-party lenders held a security interest in the Debtors' cash collateral or other assets. In order to provide for the continued use of the cash collateral and to provide adequate protection to the third-party lenders, the Debtors agreed to provide certain protections to such lenders.

                     As of the Commencement Date, Bethlehem owed certain lenders (the "Inventory Lenders") approximately $290 million under a credit facility (the "Inventory Credit Facility") secured by liens on Bethlehem's inventory and the proceeds thereof. Pursuant to the DIP Order, the following protection was provided to the Inventory Lenders in exchange for Bethlehem's use of the Inventory Lenders' cash collateral:

           o first priority liens on the inventory held, acquired, or produced by the Debtors after the Commencement Date;

           o liens immediately junior to GE Capital's liens on all other DIP Collateral;

           o superpriority claims granted pursuant to section 507(b) of the Bankruptcy Code immediately junior to the superpriority claims of GE Capital granted pursuant to section 364(c)(1) of the Bankruptcy Code;

           o monthly interest payments at the nondefault rate under the Inventory Credit Facility;

           o payment of administrative fees and reasonable fees and expenses incurred by the administrative agent under the Inventory Credit Facility; and

           o to the same extent that the value of the Debtors' inventory dropped below $500 million, a lien pari passu with that of GE Capital on the Debtors' accounts receivable.

On the ISG Sale Closing Date (as defined below), the Debtors repaid all amounts owing under the Inventory Credit Facility.

                     As of the Commencement Date, Bethlehem owed RZB Finance LLC ("RZB") approximately $45 million in principal plus accrued and unpaid interest and costs and expenses under a credit facility (the "RZB Credit Facility") secured by liens on certain equipment (the "RZB Collateral") in the New Cold Sheet Mill Complex at Bethlehem's facility in Sparrows Point, Maryland. Pursuant to a stipulation and order entered by the Bankruptcy Court on December 20, 2001, the following protection was provided to RZB as adequate protection for the diminution in value of the RZB Collateral during the Chapter 11 Cases:

           o monthly payments of principal in the amount of $416,666.67;

           o monthly interest payments at the nondefault rate under the RZB Credit Facility;

           o          payment of reasonable fees and expenses;

           o maintenance of insurance on the RZB Collateral in accordance with the RZB Credit Facility;

           o maintenance of the RZB Collateral (pursuant to the DIP Order, RZB was also granted a first priority lien on postpetition renewals, replacements, additions, and/or improvements to the RZB Collateral with a value not to exceed $7,000,000); and

           o          superpriority claims against Bethlehem granted pursuant to section 507(b) of the Bankruptcy Code pari passu with the superpriority claims of the Inventory Lenders against Bethlehem granted pursuant to section 507(b) of the Bankruptcy Code.

On the ISG Sale Closing Date, the Debtors repaid all amounts owing under the RZB Credit Facility.

                     As of the Commencement Date, Chicago Cold Rolling, L.L.C. ("CCR"), a Debtor, owed certain lenders (the "CCR Lenders") approximately $18.1 million of principal, interest, and attorneys' fees under a credit facility (the "CCR Facility") agented by Bank of America, N.A. ("BofA") and secured by liens on substantially all of the assets of CCR (the "CCR Collateral"). Pursuant to an order entered by the Bankruptcy Court on December 19, 2001, the following protection was provided to BofA and the CCR Lenders in exchange for the use by CCR of the CCR Lenders' cash collateral and as adequate protection for the diminution in value of the CCR Collateral during the Chapter 11 Cases:

           o          first priority liens on all of CCR's assets;

           o a superpriority claim against CCR pursuant to section 507(b) of the Bankruptcy Code;

           o          monthly interest payments pursuant to the terms of the CCR
                      Facility;

           o payment of administrative fees and BofA's reasonable fees and expenses;

           o allowance of application of approximately $34,000 held in escrow by counsel to BofA to principal due under the CCR Facility; and

           o continuation by Bethlehem of certain payments to CCR as required by a rolling services agreement pursuant to which CCR provided services to Bethlehem.

The Debtors' obligations in respect of the CCR Facility were assumed and assigned to the ISG Parties (as defined below) as of the ISG Sale Closing Date. CCR no longer has any liability in respect of the CCR Facility.

                     5. Columbus Coatings Company and Columbus Processing Company. Columbus Coatings Company ("CCC"), a non-Debtor subsidiary of Bethlehem, was formed in 1999 as a general partnership between Alliance Coatings Company, LLC ("Alliance"), a Debtor which is a wholly-owned direct subsidiary of Bethlehem, and Dearborn Leasing Company ("Dearborn"), formerly a wholly-owned subsidiary of The LTV Corporation ("LTV"). CCC is a state of the art sheet steel hot-dip coating facility. Products processed at CCC are sold primarily to the automotive industry, the highest value segment of Bethlehem's former product lines.

                     Columbus Processing Company, LLC ("CPC"), a non-Debtor subsidiary of Bethlehem, was formed in 1999 as an Ohio limited liability company by Ohio Steel Service Company, LLC ("Ohio Steel"), a Debtor which is a wholly-owned direct subsidiary of Bethlehem, and LTV-Columbus Processing, Inc. ("LTV-CP"), formerly a wholly-owned subsidiary of LTV. CPC was established to service the business of CCC, primarily by warehousing and further processing material to be or already coated by CCC.

                     In November 1999, CCC borrowed $108 million (the "Modernization Loan") from Columbus Steel Facility, L.L.C. (the "CCC Lender") to refurbish CCC's facility. CCC's obligations to repay the Modernization Loan were secured by a lien on all of CCC's assets. Additionally, Bethlehem and LTV jointly and severally guaranteed CCC's repayment obligations.

                     The commencement of chapter 11 cases in December 2000 by LTV, Dearborn, and LTV-CP triggered events of default under the Modernization Loan. To address such events of default and the maturation of the Modernization Loan in June 2001, the parties entered into several forbearance agreements, the last of which terminated on March 15, 2002.

                     After litigation with LTV lasting over a year, with the Bankruptcy Court's authorization, Bethlehem, through its newly-formed wholly-owned non-Debtor subsidiaries Buckeye Coatings Company LLC and Buckeye Processing Company LLC (collectively, the "Buckeyes"), purchased the interests of Dearborn and LTV-CP in CCC and CPC in June 2002. Consideration for the transfers was $2.5 million in cash and assumption by the Debtors of the liabilities of LTV, Dearborn, and LTV-CP in relation to CCC and CPC. The purchase by the Buckeyes allowed Bethlehem to protect its business by strengthening its control over a critical asset and enhancing its ability to work to avoid foreclosure of the asset by a third party.

                     In furtherance of Bethlehem's efforts to avoid foreclosure of CCC by the CCC Lender, Bethlehem and Alliance sought and received the Bankruptcy Court's authorization in December 2002 to enter into an agreement to refinance the Modernization Loan with a secured loan to be made by GE Capital to CCC. CCC's obligations under such loan were to have been guaranteed by the Debtors, CPC, the Buckeyes, and all other non-Debtor subsidiaries of Bethlehem. Such guarantees were to be supported by junior and, in some cases, first priority liens on the guarantors' assets. Additionally, CCC, CPC, and the Buckeyes were to guarantee the Debtors' obligations under the Postpetition Credit Agreement and grant liens to support such guarantee obligations. Despite the Bankruptcy Court's approval, CCC never consummated the Modernization Loan refinancing because the filing of the PBGC Complaint (as defined below) subsequent to receipt of such approval, but prior to execution by the parties of the refinancing loan documents, would have created an immediate event of default under such loan documents.

                     The Debtors' obligations in respect of the Modernization Loan were assumed and assigned to the ISG Parties as of the ISG Sale Closing Date. Bethlehem and CCC no longer have any liability in respect of the Modernization Loan.

                     6. Retiree Health and Welfare Benefits. As of November 30, 2001, the aggregate actuarial unfunded obligations under generally accepted accounting principles for all future retiree medical and life insurance benefits (collectively, the "Retiree Benefits") with respect to the Debtors' retired employees, such retired employees' spouses, and certain of such retired employees' dependents (collectively, the "Retirees") and active employees of the Debtors and their wholly-owned subsidiaries (including amounts for related future administrative costs) (collectively, the "OPEB Obligations") approximated $2.8 billion. On September 12, 2002, the Bankruptcy Court appointed a committee (the "Retirees' Committee") pursuant to section 1114(d) of the Bankruptcy Code to represent all of the Retirees, except those represented by the USWA or the United Mineworkers of America (the "UMWA"), in negotiations with the Debtors regarding proposals by the Debtors to modify the Retiree Benefits.

                     The Retirees' Committee consisted of the following four members:

                     Lewis F.  Sensenbach
                     2 Doe Court
                     Phoenix, Maryland  21131

                     James Van Vliet
                     1940 Stonesthrow Road
                     Bethlehem, Pennsylvania  18015

                     Ralph D.  Case
                     1822 Jackson Road
                     Baltimore, Maryland  21222

                     Charles F.  Collins
                     2915 Oakland Road
                     Bethlehem, Pennsylvania  18017

The Retirees' Committee retained Drinker Biddle & Reath LLP, 30 Broad Street, 30th Floor, New York, New York 10004, as its attorneys.

                     In anticipation of a sale of most, if not all, of their assets and decreasing liquidity, the Debtors made proposals to the Retirees' Committee, the USWA, and the UMWA to terminate the Retiree Benefits. After the Debtors, the Retirees' Committee, the USWA, and the UMWA were unable to reach agreements on the terms of the termination, the Bankruptcy Court authorized the Debtors to terminate the Retiree Benefits pursuant to an order dated March 24, 2003. Pursuant to such order, the Debtors (i) terminated the Retiree Benefits as of March 31, 2003, (ii) paid no claims for medical services incurred by Retirees subsequent to March 31, 2003, (iii) do not collect contributions for coverage under programs, other than COBRA, applicable to the Retirees for the period subsequent to March 31, 2003, (iv) other than as required by law, made no life insurance payments on behalf of any Retiree who died subsequent to March 31,

2003, (v) paid no amounts on account of Retiree Benefits claims submitted to the appropriate insurance administrator subsequent to May 31, 2003, and (vi) after March 31, 2003, terminated all benefit programs providing the Retiree Benefits.

                     Section 4980B of the Tax Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA") provides the right to elect continuation of group health coverage to affected individuals, at their own expense, when coverage is lost due to certain specific events. Upon the termination of retiree medical benefits by the Debtors, certain affected individuals became eligible to continue retiree health care through COBRA coverage.

                     At the hearing of the Bankruptcy Court on March 24, 2003 to consider the Debtors' motion to terminate the Retiree Benefits (the "1114 Motion"), the Debtors agreed to apply any surplus proceeds from the ISG Sale remaining after paying Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims to reimburse the Retirees who have elected and paid for COBRA coverage commencing April 1, 2003, for their COBRA premiums covering the period April 1, 2003 through April 14, 2003, to the extent of such surplus, and if such surplus is not adequate to cover full reimbursement of such claims, then the Retirees shall be reimbursed pro rata based on their COBRA premium amounts subject to the establishment by further order of the Bankruptcy Court of procedures to facilitate the filing and allowance of such claims to the extent necessary for amounts spent by Retirees for COBRA coverage for the first two weeks after March 31, 2003. The Debtors must pay such reimbursement amounts before any distributions are made under the Plan to holders of General Unsecured Claims.

                     On May 14, 2003, the UMWA filed a Notice of Appeal of the order granting the 1114 Motion (the "1114 Appeal"). The 1114 Appeal, Case No. 03-CV-3409, was assigned to Judge Denny Chin of the United States District Court for the Southern District of New York. On June 11, 2003, the UMWA filed its appellate brief in respect of the 1114 Appeal. The Debtors' appellee brief is due August 15, 2003, and the UMWA's reply brief is due September 5, 2003. Oral argument is currently scheduled for September 2003.

                     In addition to the 1114 Appeal, the UMWA has commenced an adversary proceeding in the Bankruptcy Court seeking a preliminary injunction regarding the COBRA rates charged by the Debtors.

                     7. Sale of Assets to the ISG Parties. In October 2001 and July 2002, the Debtors retained Greenhill & Co., LLC ("Greenhill") and Credit Suisse First Boston LLC ("CSFB," and together with Greenhill, the "Financial Advisors"), respectively, as co-financial advisors to assist in determining the best means to maximize the value of the Debtors' estates, including soliciting offers from qualified buyers around the world.

                     The Financial Advisors and the Debtors identified nine entities potentially interested in acquiring all or a portion of the Debtors' assets. Although United States Steel Corporation, Arcelor, and Dofasco, Inc. expressed interest in the Burns Harbor Division, Companhia Siderurgica Nacional SA expressed interest in the Sparrows Point Division, and Lehigh Heavy Forge and Park Corporation expressed interest in Pennsylvania Steel Technologies, no parties submitted formal offers for any divisions, and the consideration that potential purchasers indicated they would be willing to offer was far below an amount that the Debtors considered to be fair value. Further, none of the parties was able to propose a framework for a feasible labor agreement with the USWA for the represented employees at the division sought to be purchased.

                     Three entities, including International Steel Group Inc. ("ISG"), expressed preliminary interest in potentially acquiring substantially all of the Debtors' assets. However, two of those companies, Thyssen Krupp Stahl AG and NKK Corporation, informed Bethlehem shortly thereafter that they did not have enough interest to warrant the presentation of a formal offer.

                     The Debtors and the remaining interested party - ISG - ultimately entered into a sixty-day agreement, dated November 4, 2002, pursuant to which the Debtors agreed to negotiate exclusively with ISG concerning a possible transaction. The ISG agreement expired January 6, 2003. During this period, the Debtors expended a substantial amount of time working with ISG and the USWA in connection with providing due diligence, exploring the potential synergies between the two operations, and addressing operational and employee-related issues.

                     On January 6, 2003, ISG submitted a formal proposal for the purchase of a substantial portion of the Debtors' assets. The proposal contained the basic terms of a new labor agreement reached between ISG and the USWA.

                     On March 12, 2003, after extensive negotiations, the Debtors, ISG, and ISG Acquisition Inc. (the "Buyer" and together with ISG, the "ISG Parties") entered into the ISG Agreement for the purchase of substantially all of the assets of the Debtors and Bethlehem's non-Debtor subsidiaries (the "ISG Sale").

                     On March 12, 2003, the Debtors filed a motion with the Bankruptcy Court seeking an order (i) scheduling a hearing to approve the ISG Agreement, (ii) approving bidding procedures for submission and acceptance of any competing bids, and (iii) approving the form and manner of notice of the asset sale. On March 27, 2003, the Bankruptcy Court entered an order (the "Bidding Procedures Order") approving the procedures to sell substantially all of the Debtors' assets (the "Bidding Procedures"), and the form and manner of notice of the asset sale and scheduling a hearing to consider authorization of the ISG Sale.

                     The Debtors provided notice of the ISG Sale and Bidding Procedures in compliance with the Bidding Procedures Order, but received no "Qualified Bids" (as defined in the Bidding Procedures Order) other than the bid of the ISG Parties. The ISG Parties' bid pursuant to the ISG Agreement was deemed the highest and best bid for the purchase of the Debtors' assets, and on April 22, 2003, the Bankruptcy Court approved the ISG Sale. The denominated consideration components of the ISG Sale were:

           o Cash purchase price (including deferred payments and up to $36 million of payroll liabilities) in the amount of $955 million;

           o Cure amounts not to exceed $40,108,345 for certain designated contracts;

           o Assumption of specified liabilities, including taxes not to exceed $42 million and vacation benefits not to exceed $20 million; and

           o          ISG Class B Common Stock in the amount of $15 million.
                      Specifically, the ISG Agreement provides that ISG is to issue a number of shares of ISG Class B Common Stock equal to the quotient obtained by dividing (i) $15 million by
                      (ii) (x) in the event that ISG completes a private placement of ISG Class B Common Stock on or prior to the ISG Sale Closing Date (as defined below), the per share price used in such private placement or (y) in the event that ISG does not complete such a private placement on or prior to the Closing Date, $92,500 (such shares, and any shares of ISG Common Stock into which such shares convert, the "Consideration Shares"), it being acknowledged that the ISG Class B Common Stock is convertible into ISG Common Stock and that, if the ISG Class B Common Stock is so converted while held by the Debtors, such shares of ISG Common Stock so received shall be deemed to have been received by the Debtors as the Consideration Shares in lieu of the ISG Class B Common Stock. The ISG Agreement further provides that the Debtors will use their best efforts to file and seek confirmation of a liquidating chapter 11 plan that will provide for the distribution of such stock to holders of Allowed General Unsecured Claims in fulfillment of the parties' intention that the ISG Sale qualify as a reorganization under section 368(a)(1)(G) of the Tax Code (the "G" reorganization). Accordingly, absent confirmation of a liquidating chapter 11 plan that (i) pays in full all claims entitled to secured or priority status pursuant to sections 506 and 507 of the Bankruptcy Code and (ii) distributes such stock to the holders of Allowed General Unsecured Claims, such stock shall be returned to ISG. If such stock is distributed to holders of Allowed General Unsecured Claims, any remaining cash or other assets (other than (i) the Liquidating Trust Assets,
                      (ii) any asset referred to in Sections 1.2(g), (h), (i),
                      (j), and (k) of the ISG Agreement, or (iii) any other asset as directed by ISG) shall be returned to the ISG Parties.

The above-referenced components are subject to adjustment as described in the ISG Agreement. In addition, there were several nondenominated components, such as environmental liabilities and accounts payable, which were to be assumed irrespective of any specified dollar amount for such liability.

                     On May 7, 2003 (the "ISG Sale Closing Date"), the Debtors consummated the ISG Sale, at which time the following occurred:

           o The ISG Parties paid an aggregate cash amount of $736,630,296 to, or otherwise on behalf of, the Debtors. This amount included, among other things, payment of certain of the Debtors' outstanding indebtedness, including principal and accrued and unpaid interest (of this amount (i) $297,786,234.05 was applied to repay sums owing under the Postpetition Credit Agreement, (ii) $290,180,726.44 was applied to repay sums owing under the Inventory Credit Facility, and (iii) $37,173,609.40 was applied to repay sums owing under the RZB Credit Facility);

           o The ISG Parties paid $27,423,994 to the Debtors, equal to payroll liabilities accrued and unpaid as of the ISG Sale Closing Date;

           o The ISG Parties assumed certain liabilities for unpaid taxes of up to $42 million and vacation benefits of up to $20 million;

           o The ISG Parties assumed unspecified liabilities, such as environmental liabilities and accounts payable;

           o ISG issued 162.1622 shares of ISG Class B Common Stock to Bethlehem; and

           o The Debtors granted ISG a first priority security interest in the Consideration Shares, which terminates upon confirmation of a liquidating chapter 11 plan or the Debtors' satisfaction of their obligation to transfer the Consideration Shares to holders of Allowed General Unsecured Claims.

Within 75 days of the ISG Sale Closing Date, the ISG Parties were to pay $120 million to the Debtors in three installments of $40 million each. As of the date hereof, the ISG Parties have paid the three installments in full to the Debtors.

                     8. USWA Settlement Agreement. As stated above, as of the Commencement Date, the Debtors had approximately 13,200 employees, approximately 80% of whom were covered by agreements with the USWA. On March 12, 2003, in anticipation of the ISG Sale and the subsequent termination of Bethlehem's steelmaking operations, Bethlehem and the USWA reached an agreement (the "USWA Settlement Agreement") to compromise and settle all potential claims arising out of the termination of the collective bargaining relationship between Bethlehem and the USWA, including the termination of Retiree Benefits, and the ISG Sale. On April 22, 2003, the Bankruptcy Court approved the USWA Settlement Agreement, which provided, among other things, for the following:

           o The termination as of December 18, 2002 of all obligations of Bethlehem under pension agreements with the USWA;

           o The waiver by the USWA on behalf of itself and USWA-represented individuals of Bethlehem's obligations under the Worker Adjustment and Retaining Notification Act;

           o The cooperation between Bethlehem and the USWA regarding implementation of a transition assistance program agreed to by the USWA and the ISG Parties;

           o The retention by the USWA of its claims with respect to all complaints or grievances under certain labor agreements with Bethlehem; provided, however, that the liability of Bethlehem for payment in respect of all such grievances shall be limited to an aggregate amount of $1 million with any unused balance of such amount to be contributed by Bethlehem to a benefit plan established by the ISG Parties for USWA retirees;

           o The waiver of Bethlehem's liability for any claims incurred under any Retiree Benefits or for any life insurance or death benefit for any covered death after March 31, 2003;

           o The maintenance through September 30, 2003 by Bethlehem of COBRA coverage under certain Retiree Benefit plans, unless the USWA reports to Bethlehem prior to that date that alternative replacement arrangements are in place;

           o          The waiver by Bethlehem of its right to seek relief under
                      section 1113 of the Bankruptcy Code with respect to any of its collective bargaining agreements with the USWA;

           o The termination as of the ISG Sale Closing Date of all collective bargaining agreements between Bethlehem and its subsidiaries and the USWA or any collective bargaining agreement obligations of Bethlehem and its subsidiaries;

           o The termination as of the ISG Sale Closing Date of the collective bargaining relationship between Bethlehem and its subsidiaries and the USWA;

           o The release by the USWA of all claims, except those relating to the obligations of Bethlehem contained or incorporated in the USWA Settlement Agreement, relating to: (1) any collective bargaining agreements with the USWA; (2) federal, state, or local laws relating to employment; and (3) bankruptcy claims of any kind; and

           o The release by Bethlehem of all claims, except for claims relating to the obligations of the USWA contained or incorporated in the USWA Settlement Agreement, relating to: (1) any collectively bargained agreement; and (2) federal, state, or local law relating to employment.

                     9. Coal Act Settlement Agreement. Pursuant to the Coal Industry Retiree Health Benefit Act of 1992, 26 U.S.C. ss.ss. 9701-9722 (the "Coal Act"), Bethlehem, many of the Debtors, and many of Bethlehem's non-Debtor subsidiaries (the "Non-Debtor Coal Act Subsidiaries") were statutorily required, on an ongoing basis prior and subsequent to the Commencement Date, to make certain payments and provide certain benefits in respect of certain coal industry retirees and their beneficiaries. In 2003, the Debtors' monthly payments in respect of Coal Act obligations were approximately $1.7 million.

                     The UMWA 1992 Benefit Plan (the "1992 Plan") and the UMWA Combined Benefit Fund (the "Combined Fund," and together with the 1992 Plan and their respective trustees, the "Coal Act Funds"), both of which were established to provide certain benefits under the Coal Act, and the Debtors disputed the amount and nature of the Debtors' and Non-Debtor Coal Act Subsidiaries' obligations under the Coal Act. Adverse resolution of such disputes could have given rise to in excess of $30 million of administrative expense claims against the Debtors' estates and a potential continuing obligation to pay approximately $1.7 million per month in respect of Coal Act liabilities after the ISG Sale Closing Date.

                     Additionally, a condition precedent to the ISG Parties' obligation to consummate the transactions contemplated by the ISG Agreement was that the sellers either (i) obtained a release of all liabilities and obligations arising under the Coal Act and related to the assets of the sellers for (x) each party selling its equity under the ISG Agreement and (y) any entity acquiring assets under the ISG Agreement and such entity's present and future affiliates and successors in interest or (ii) commenced a case under chapter 11 of the Bankruptcy Code and conveyed all of their assets under the ISG Agreement pursuant to sections 105, 363, and 365 of the Bankruptcy Code.

                     The Coal Act Funds filed an objection to the ISG Sale, and on March 18, 2003, filed a complaint (the "Coal Act Complaint") in the United States District Court for the District of Columbia against certain of the Non-Debtor Coal Act Subsidiaries seeking relief that would require such subsidiaries to perform certain of the Debtors' alleged obligations under the Coal Act.

                     To resolve the disputes between the Debtors, the Non-Debtor Coal Act Subsidiaries, and the Coal Act Funds, to facilitate the Bankruptcy Court's approval of the ISG Sale, and to satisfy the condition precedent of the ISG Agreement, the Debtors, the ISG Parties, and the Coal Act Funds entered into certain agreements as of April 22, 2003.

                     On April 22, 2003, the Bankruptcy Court approved the settlement agreement (the "Coal Act Settlement Agreement") between Bethlehem and the Coal Act Funds, pursuant to which (i) Bethlehem paid $10 million to the Coal Act Funds on the ISG Sale Closing Date, (ii) the Coal Act Funds withdrew their objection to the ISG Sale, (iii) the Coal Act Funds dismissed the Coal Act Complaint, (iv) the Coal Act Funds released all non-Debtor "related persons" of the Debtors from all claims under the Coal Act, (v) the Coal Act Funds released all of their prepetition unsecured claims and administrative expense claims against all the Debtors except Bethlehem and BethEnergy Mines, Inc., and (vi) the Coal Act Funds released all of their administrative expense claims against Bethlehem. Finally, the Bankruptcy Court found that after consummation of the ISG Sale, the Debtors and their "related persons" shall no longer be "in business" under the Coal Act.

                     The agreement between the Coal Act Funds and the ISG Parties was not separately documented, but its terms were disclosed in the Bankruptcy Court's order approving the ISG Sale. Specifically, in return for an agreement from the ISG Parties to pay $10 million at the direction of the Coal

Act Funds, the Coal Act Funds withdrew their objection to the ISG Sale and dismissed the Coal Act Complaint.

                     10. Pension Benefits. As of the Commencement Date, the Debtors provided pension benefits to approximately 81,000 workers and retirees pursuant to the Pension Plan of Bethlehem Steel Corp. & Subsidiary Companies (the "Pension Plan"). The Pension Benefit Guaranty Corporation (the "PBGC"), a governmental corporation that insures private pension plans, alleged that the Pension Plan was underfunded by approximately $4.3 billion as of December 2002. On December 17, 2002, the PBGC filed a complaint (the "PBGC Complaint") in the United States District Court for the Eastern District of Pennsylvania seeking to terminate the Pension Plan and take over responsibility for pension benefits earned under the Pension Plan as of that date. To the extent that the Pension Plan was, in fact, underfunded, the PBGC would have had an unsecured claim as of termination of the Pension Plan against all of the Debtors and many of Bethlehem's non-Debtor subsidiaries. The PBGC also filed an objection to the ISG Sale.

                     As of April 22, 2003, ISG and the PBGC entered into an agreement to (x) resolve the PBGC Complaint and the PBGC's anticipated claims against the Debtors and (y) facilitate the ISG Sale, pursuant to which the parties took the following actions:

           o          The PBGC withdrew its objection to the ISG Sale;

           o ISG delivered a promissory note to the PBGC on the ISG Sale Closing Date in the amount of $35 million payable over four years; and

           o On the ISG Sale Closing Date, the PBGC (i) released secured, administrative expense, and priority claims against the Debtors arising due to the underfunding or termination of any pension plan established or maintained by any member of the Bethlehem "controlled group" under ERISA and (ii) agreed not to assert any claim or institute any action against the assets transferred in the ISG Sale, the assets of the Debtors' joint ventures, and the ISG Parties arising due to the underfunding or termination of any pension plan established or maintained by any member of the Bethlehem "controlled group" under ERISA.

Further, the settlement agreement provides that to the extent the PBGC receives any distribution, other than its share of the Class B Common Stock of ISG earmarked for distribution to general unsecured creditors, in respect of its claims against members of the Bethlehem "controlled group" under ERISA, the PBGC shall deliver such distribution to Bethlehem for payment of Administrative Expense Claims, Priority Tax Claims, Other Secured Claims, and Priority Non-Tax Claims, or return it to ISG.

                     The PBGC took over the Pension Plan on April 30, 2003; however, the effective date of termination of the Pension Plan and cessation of continuous service and benefit accruals occurred on December 18, 2002. As of that date, the unfunded pension obligation was approximately $3 billion, determined in accordance with generally accepted accounting principles. The majority of Pension Plan participants will receive the benefits that they earned under the Pension Plan through the PBGC. There are limitations on the maximum benefit that PBGC pays. For plans terminating in 2002, the maximum benefit is $3,579.55 per month or $42,954.60 per year for a person who is age 65 on the plan termination date and who receives benefits in an annuity payable for life (called a straight-life annuity). The amounts are adjusted for those who retire at other ages and for benefits paid in a form other than a straight-life annuity. Participants with questions about their benefits should call the PBGC's Customer Service Center at 1-800-400-7242 (TTY/TDD users should call the federal relay service at 1-800-877-8339 and ask to be connected to 800-400-7242). Information is also available on the PBGC web site at http://www.pbgc.gov.

                     11. Reclamation Claims. During the initial stages of these Chapter 11 Cases, the Debtors received demands from over 100 parties (the "Sellers") asserting rights of reclamation pursuant to section 2-702(2) of the Uniform Commercial Code (the "UCC") and/or section 546(c) of the Bankruptcy Code (the "Reclamation Claims"). The Reclamation Claims request that the Debtors either (i) return certain products and goods purportedly delivered to them prior to the Commencement Date, or (ii) consent to the granting of administrative expense priority status to such claims. The aggregate amount of the Reclamation Claims asserted against the Debtors is approximately $21 million. While the Debtors believe that certain of the Reclamation Claims may be valid, in whole or in part, the Debtors possess statutory defenses to a large number of Reclamation Claims and estimate that the actual value of the Reclamation Claims is approximately $6.78 million.

                     In order to avoid costly and distracting litigation relating to the Reclamation Claims, on July 21, 2003, the Debtors filed with the Bankruptcy Court the Third Omnibus Objection to Proofs of Claim (Reclamation Claims) (the "Third Omnibus Claims Objection") seeking entry of an order granting administrative expense priority status to holders of Reclamation Claims where the respective Seller has satisfied the statutory requirements set forth in the UCC and section 546 of the Bankruptcy Code, and disallowing or reducing Reclamation Claims where the Seller has failed to demonstrate each statutory requirement for a portion or all of its Reclamation Claim.

                     12. Claims Process. By orders dated July 31, 2002 and May 14, 2003 (collectively, the "Bar Date Orders"), the Bankruptcy Court set September 30, 2002 and July 11, 2003 (with respect to present and former employees and, with respect to benefit claims, their spouses and beneficiaries), respectively, as the deadlines by which proofs of claim were required to be filed in the Chapter 11 Cases (collectively, the "Bar Dates"). In accordance with the Bar Date Orders, written notices of the Bar Dates were mailed to all known creditors. The time within which to file claims against the Debtors has expired.

                     To date, over 10,000 proofs of claim have been filed against the Debtors. The Debtors have commenced a claims reconciliation process by identifying particular categories of proofs of claim that may be targeted for reclassification, disallowance, and/or expungement. To avoid improper recovery by claimants and to reduce the aggregate number and dollar amount of claims, the Debtors will be filing a number of omnibus objections to various categories of claims.

                     To date, the Debtors have filed three omnibus objections to proofs of claim. On May 14, 2003, the Debtors filed the First Omnibus Objection to Proofs of Claim (Reclassify Claims) (Paid Claims) (the "First Omnibus Claims Objection"), which sought to reclassify certain claims filed as administrative, priority, or secured as general unsecured claims. The Bankruptcy Court entered an order granting the First Omnibus Claims Objection on June 30, 2003. On June 10, 2003, the Debtors filed the Second Omnibus Objection to Proofs of Claim (Penalty Claims) (the "Second Omnibus Claims Objection"), which sought to reclassify claims of state and local taxing authorities on account of statutory penalties as unsecured claims. The Bankruptcy Court entered an order granting the Second Omnibus Claims Objection on July 16, 2003. The Third Omnibus Claims Objection was filed on July 21, 2003, and is scheduled for hearing on August 26, 2003.

                     13. Severance Payments. The Debtors maintain a Severance Allowance Plan for Eligible Employees of Bethlehem Steel Corporation and Subsidiary Companies, effective January 1, 1990 (as amended from time to time, the "Severance Plan"), on behalf of their nonrepresented employees. Payouts to eligible beneficiaries under the Severance Plan are typically offset by, among other things, the value of retiree health care benefits and enhanced pension benefits. Coincident with the Debtors' actions in early February 2003 to terminate all retiree health care benefits, the Debtors amended the Severance Plan to eliminate offsets for retiree health care benefits and enhanced pension benefits for employees actively at work on or after February 1, 2003.

                     During the period from the Commencement Date through January 31, 2003, the Debtors terminated the employment of approximately 400 nonrepresented employees. On May 22, 2003, a motion was filed with the Bankruptcy Court on behalf of 108 such former employees alleging that they, too, are entitled to receive severance pay without offset for the value of retiree health care benefits and enhanced pension benefits (the "Severance Motion"). The Severance Motion seeks an order compelling the Debtors to immediately pay, as administrative expenses, severance benefits that accrued under the Severance Plan without regard to such offsets. The Debtors and the movants are in the process of attempting to negotiate a settlement of the relief sought in the Severance Motion.

III.       OVERVIEW OF THE PLAN

           A. GENERAL

                     This Section of the Disclosure Statement summarizes the Plan, which is set forth in its entirety as Exhibit A hereto. This summary is qualified in its entirety by reference to the Plan. YOU SHOULD READ THE PLAN IN ITS ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

                     In general, a chapter 11 plan of liquidation (i) divides claims and equity interests into separate classes, (ii) specifies the property that each class is to receive under the plan, and (iii) contains other provisions necessary to implement the Plan. Under the Bankruptcy Code, "claims" and "equity interests," rather than "creditors" and "shareholders," are classified because creditors and shareholders may hold claims and equity interests in more than one class. Under section 1124 of the Bankruptcy Code, a class of claims is "impaired" under a plan unless the plan (i) leaves unaltered the legal, equitable, and contractual rights of each holder of a claim in such class or (ii) provides, among other things, for the cure of existing defaults and reinstatement of the maturity of claims in such class. Classes 1, 2, and 3 are impaired under the Plan, and holders of Claims in such Classes are entitled to vote to accept or reject the Plan. Ballots are being furnished herewith to all holders of Claims in Classes 1, 2, and 3 to facilitate their voting to accept or reject the Plan.

                     A chapter 11 plan of liquidation may also specify that certain classes of claims or equity interests are to have their claims or equity interests remain unaltered by the plan. Such classes are referred to as "not impaired" and, because of the favorable treatment accorded to such classes, they are conclusively deemed to have accepted the plan and, therefore, need not be solicited to vote to accept or reject the plan.

                     A chapter 11 plan of liquidation may also specify that certain classes will not receive any distribution under the plan. Under section 1126(g) of the Bankruptcy Code, such classes are conclusively deemed to have rejected the plan and, therefore, need not be solicited to accept or reject the plan. Holders of Equity Interests in Class 4 will not receive any recovery under the Plan on account of such Equity Interests, and such Class is, therefore, conclusively deemed to reject the Plan. No ballot is enclosed for holders of Class 4 Equity Interests.

                     The "Effective Date" of the Plan means the date on which each of the conditions precedent to the occurrence of the Effective Date of the Plan specified in Section 9.2 of the Plan have been satisfied.

           B. ASSETS FOR DISTRIBUTION UNDER THE PLAN

                     The Plan provides for the distribution to holders of Allowed General Unsecured Claims against the Debtors of proportionate beneficial interests in the Liquidating Trust, after payment of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Priority Non-Tax Claims, and the transfer of the Liquidating Trust Assets to the Liquidating Trust.

           C. DESCRIPTION AND SUMMARY TABLE OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

                     Claims and Equity Interests are divided into four Classes under the Plan and the proposed treatment of Claims and Equity Interests in each Class is described in the Plan and in the chart set forth below. Such classification takes into account the different nature and priority of the Claims and Equity Interests. The Plan contains one class of Other Secured Claims (Class 1) that are impaired, one Class of impaired Priority Non-Tax Claims (Class 2), one class of impaired General Unsecured Claims (Class 3), and one Class of impaired Equity Interests (Class 4). The meaning of "impairment," and the consequences thereof in connection with voting on the Plan, are set forth in
Section III.A above.

                     Unless otherwise indicated, the characteristics and amount of the Claims or Equity Interests in the following Classes are based on the books and records of the Debtors. Each subclass is treated as a separate class for purposes of the Plan and the Bankruptcy Code. However, the following discussion may refer to a group of subclasses as a single class for ease of reference.

                     Other Secured Claims (Class 1). Class 1 is a group of subclasses. For the most part, Claims in these subclasses are claims of creditors (i) secured by mechanics liens, tax liens, or similar claims, or (ii) secured by the amount of any rights of setoff under section 553 of the Bankruptcy Code. On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors, and in full satisfaction of such Claim, either (i) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Other Secured Claim, (ii) the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder's secured interest in the Allowed Other Secured Claim, net of the costs of disposition of such Collateral, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (v) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code. In the event the Debtors treat a Claim under clause (i) or (ii) above, the liens securing such Other Secured Claim shall be deemed released.

                     Priority Non-Tax Claims (Class 2). The Claims in Class 2 are the types of Claims identified in section 507(a) of the Bankruptcy Code that are entitled to priority in payment (other than Administrative Expense Claims and Priority Tax Claims). For the Debtors, these Claims relate primarily to prepetition wages and employee benefit plan contributions that had not yet been paid as of the Commencement Date. The Debtors believe that all of these Claims have already been paid pursuant to an order entered by the Bankruptcy Court on the Commencement Date. Claims in Class 2 that have not already been paid will be paid in Cash on the Effective Date, or as soon thereafter as is reasonably practicable, except to the extent the holders of such Claims agree to a different treatment.

                     General Unsecured Claims (Class 3). The aggregate amount of General Unsecured Claims filed against the Debtors on or before (i) the September 30, 2002 bar date and (ii) the July 11, 2003 bar date for the Debtors' present and former employees was approximately $12 million. However, the Debtors estimate that the aggregate amount of Allowed Claims in Class 3 will be approximately $5 billion, after deducting duplicate Claims, amended and superceded Claims, previously paid Claims, Claims not supported by the Debtors' books and records, Claims that are covered by insurance, and Claims that are subject to other objections. The Claims in Class 3 consist of the Claims of the Pension Benefit Guaranty Corporation, suppliers and other vendors, landlords with prepetition rent claims and/or claims based on rejection of leases, employment, personal injury, and other litigation claimants to the extent not covered by insurance, parties to contracts with the Debtors that are being rejected, deficiency claims of mortgage lenders, the principal and interest accrued and unpaid through the Commencement Date under the notes that are subject to the Indentures, and other general unsecured claims.

                     Holders of Claims in Class 3 will receive their pro rata share of the Liquidating Trust Assets in the form of beneficial interests in the Liquidating Trust. The estimated percentage recovery to holders of Allowed

General Unsecured Claims in Class 3 is dependent on, among other things, the total amount of General Unsecured Claims that become Allowed Claims and the value of the Consideration Shares (and excludes the collections realized on the settlement or resolution of the Avoidance Actions), and assumes that the aggregate amount of Allowed General Unsecured Claims ultimately will be approximately $5 billion. There can be no assurance that the estimated claims amount is correct.

                     Equity Interests (Class 4). This Class consists of the Equity Interests in the Debtors represented by the Debtors' (i) outstanding 9,972,386 shares of preferred stock and (ii) outstanding 141,032,421 shares of common stock, $1.00 par value. The Class includes all shares owned by affiliates or members of the management of the Debtors and any outstanding options, warrants, or rights to purchase such stock. On the Effective Date, all Equity Interests issued by Bethlehem shall be canceled and one new share of Bethlehem's common stock will be issued to a custodian to be designated by Bethlehem, who will hold such share for the benefit of the holders of such former Equity Interests consistent with their former economic entitlements. All Equity Interests of the other Debtors shall be canceled when such Debtors are dissolved or merged out of existence in accordance with Section 6.5(e) of the Plan. Each holder of an Equity Interest shall neither receive nor retain any property or interest in property on account of such Equity Interest. All common stock of Bethlehem outstanding after the Effective Date shall be canceled on the date Bethlehem is dissolved in accordance with Section 6.5(e) of the Plan.

                     The following table is qualified in its entirety by reference to the Plan, a copy of which is annexed hereto as Exhibit A. In no case will any creditor receive more than 100% of its Allowed Claim.

--------------------------------- ------------------------------- ------------------------------ -------------------------------
CLASS NUMBER                      DESCRIPTION OF CLASS            ESTIMATED AMOUNT OF ALLOWED    TREATMENT UNDER THE PLAN/
                                                                  CLAIMS IN CLASS                ESTIMATED % RECOVERY UNDER
                                                                                                 PLAN
--------------------------------- ------------------------------- ------------------------------ -------------------------------
N/A                               Administrative Expense Claims   $25,800,000                    - Recovery: 100%

                                                                                                 -- On the Effective
                                                                                                 Date, or as soon
                                                                                                 thereafter as is
                                                                                                 reasonably practicable,
                                                                                                 holders of Allowed
                                                                                                 Administrative Expense
                                                                                                 Claims shall be
                                                                                                 distributed an amount in
                                                                                                 Cash equal to the
                                                                                                 Allowed amount of their
                                                                                                 Administrative Expense
                                                                                                 Claim.
--------------------------------- ------------------------------- ------------------------------ -------------------------------

--------------------------------- ------------------------------- ------------------------------ -------------------------------
N/A                               Priority Tax Claims             $2,600,000                     - Recovery: 100%

                                                                                                 -- On the Effective
                                                                                                 Date, or as soon
                                                                                                 thereafter as is
                                                                                                 reasonably practicable,
                                                                                                 holders of Allowed
                                                                                                 Priority Tax Claims
                                                                                                 shall be distributed an
                                                                                                 amount in Cash equal to
                                                                                                 the Allowed amount of
                                                                                                 their Priority Tax
                                                                                                 Claim.
--------------------------------- ------------------------------- ------------------------------ -------------------------------

--------------------------------- ------------------------------- ------------------------------ -------------------------------
Class 1                           Other Secured Claims            $2,000,000                     - Recovery: 100%

                                                                                                 -Impaired

                                                                                                 - On the Effective Date,
                                                                                                 or as soon thereafter as
                                                                                                 is reasonably
                                                                                                 practicable, each holder
                                                                                                 of an Allowed Other
                                                                                                 Secured Claim shall
                                                                                                 receive, at the option
                                                                                                 of the Debtors, (i) Cash
                                                                                                 in an amount equal to
                                                                                                 100% of the unpaid
                                                                                                 amount of such Allowed
                                                                                                 Other Secured Claim,
                                                                                                 (ii) the proceeds of the
                                                                                                 sale or disposition of
                                                                                                 the Collateral securing
                                                                                                 such Allowed Other
                                                                                                 Secured Claim to the
                                                                                                 extent of the value of

                                       22

--------------------------------- ------------------------------- ------------------------------ -------------------------------
CLASS NUMBER                      DESCRIPTION OF CLASS            ESTIMATED AMOUNT OF ALLOWED    TREATMENT UNDER THE PLAN/
                                                                  CLAIMS IN CLASS                ESTIMATED % RECOVERY UNDER
                                                                                                 PLAN
--------------------------------- ------------------------------- ------------------------------ -------------------------------

                                                                                                 the holder's secured
                                                                                                 interest in the Allowed
                                                                                                 Other Secured Claim, net
                                                                                                 of the costs of
                                                                                                 disposition of such
                                                                                                 Collateral, (iii) the
                                                                                                 Collateral securing such
                                                                                                 Allowed Other Secured
                                                                                                 Claim, (iv) such
                                                                                                 treatment that leaves
                                                                                                 unaltered the legal,
                                                                                                 equitable, and
                                                                                                 contractual rights to
                                                                                                 which the holder of such
                                                                                                 Allowed Other Secured
                                                                                                 Claim is entitled, or
                                                                                                 (v) such other
                                                                                                 distribution as
                                                                                                 necessary to satisfy the
                                                                                                 requirements of the
                                                                                                 Bankruptcy Code.
--------------------------------- ------------------------------- ------------------------------ -------------------------------

--------------------------------- ------------------------------- ------------------------------ -------------------------------
Class 2                           Priority Non-Tax Claims         $0.00                          Recovery: 100%

                                                                                                 Impaired

                                                                                                 On the Effective Date,
                                                                                                 or as soon as reasonably
                                                                                                 practicable thereafter,
                                                                                                 holders of Allowed
                                                                                                 Priority Non-Tax Claims
                                                                                                 shall receive Cash in an
                                                                                                 amount equal to the
                                                                                                 Allowed amount of their
                                                                                                 Priority Non-Tax Claim.
--------------------------------- ------------------------------- ------------------------------ -------------------------------

--------------------------------- ------------------------------- ------------------------------ -------------------------------
Class 3                           General Unsecured Claims        It is estimated that the       - Recovery: .3% (excluding
                                                                  aggregate claims in Class 3    collections realized on the
                                                                  will be approximately $5       settlement or resolution of
                                                                  billion                        Avoidance Actions)

                                                                                                 -Impaired

                                                                                                 - Holders of Allowed
                                                                                                 General Unsecured Claims
                                                                                                 shall receive a
                                                                                                 proportionate share of
                                                                                                 uncertificated,
                                                                                                 nontransferable
                                                                                                 interests in the
                                                                                                 Liquidating Trust, into
                                                                                                 which the Debtors shall
                                                                                                 deposit the
                                                                                                 Consideration Shares and
                                                                                                 the Avoidance Actions.
                                                                                                 Distributions to holders
                                                                                                 of Allowed General
                                                                                                 Unsecured Claims shall
                                                                                                 be made by the Trustee
                                                                                                 upon liquidation of the
                                                                                                 Liquidating Trust Assets
                                                                                                 and in accordance with
                                                                                                 the Plan and the
                                                                                                 Liquidating Trust
                                                                                                 Agreement.
--------------------------------- ------------------------------- ------------------------------ -------------------------------

--------------------------------- ------------------------------- ------------------------------ -------------------------------
Class 4                           Equity Interests                N/A                            -Recovery: 0%

                                                                                                 - Impaired

                                                                                                 - On the Effective Date,
                                                                                                 all Equity Interests of
                                                                                                 Bethlehem shall be
                                                                                                 canceled, and one new
                                                                                                 share of Bethlehem's
                                                                                                 common stock will be
                                                                                                 issued to a custodian
                                                                                                 designated by Bethlehem,
                                                                                                 who will hold such share
                                                                                                 for the benefit of the
                                                                                                 holders of such former
                                                                                                 Equity Interests
                                                                                                 consistent with their
                                                                                                 former economic
                                                                                                 entitlement. All Equity
                                                                                                 Interests of the other
                                                                                                 Debtors shall be
                                                                                                 cancelled when such
                                                                                                 Debtors are dissolved or
                                                                                                 merged out of existence.
                                                                                                 Each holder of an Equity
                                                                                                 Interest shall not
                                                                                                 receive any recovery.
                                                                                                 All common stock of
                                                                                                 Bethlehem shall be
                                                                                                 canceled on the date
                                                                                                 Bethlehem is dissolved.
--------------------------------- ------------------------------- ------------------------------ -------------------------------

           D. RESERVATION OF "CRAM DOWN" RIGHTS

                     The Bankruptcy Code permits the Bankruptcy Court to confirm a chapter 11 plan over the dissent of any class of claims or equity interests as long as the standards in section 1129(b) are met. This power to confirm a plan over dissenting classes - often referred to as "cram down" - is an important part of the reorganization process. It assures that no single group (or multiple groups) of claims or interests can block a restructuring that otherwise meets the requirements of the Bankruptcy Code and is in the interests of the other constituents in the case.

                     The Debtors reserve the right to seek confirmation of the Plan notwithstanding the rejection of the Plan by any Class entitled to vote. In the event a Class votes to reject the Plan, the Debtors will request the Bankruptcy Court to rule that the Plan meets the requirements specified in section 1129(b) of the Bankruptcy Code with respect to such Class. The Debtors will also seek such a ruling with respect to each Class that is deemed to reject the Plan.

           E. ADMINISTRATIVE EXPENSES FOR THE DEBTORS

                     In order to confirm the Plan, Allowed Administrative Expense Claims and Allowed Priority Tax Claims must be paid in full or in a manner otherwise agreeable to the holders of those Claims. Administrative expenses are the actual and necessary costs and expenses of the Chapter 11 Cases. Those expenses include, but are not limited to, postpetition salaries and other benefits for employees, certain USWA grievances, postpetition rent, amounts owed to vendors providing goods and services during the Chapter 11 Cases, tax obligations incurred after the commencement of the Chapter 11 Cases, bankers' fees, reclamation claims, management costs, and certain statutory fees and expenses. Other administrative expenses include the actual, reasonable, necessary, and unpaid fees and expenses of the professionals retained by the Debtors and the Committee.

                     The Debtors estimate that the amount of Allowed Administrative Expense Claims as of the Effective Date will aggregate approximately $25.8 million. Consistent with the requirement of the Bankruptcy Code, the Plan generally provides for Allowed Administrative Expense Claims to be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable. Administrative Expense Claims relating to compensation of the professionals retained by the Debtors and the Committee, or for the reimbursement of expenses for certain members of the Committee will, unless otherwise agreed by the claimant, be paid following entry of an order allowing such Administrative Expense Claim.

                     Allowed Priority Tax Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable. The Debtors do not believe there will be any material unpaid Allowed Priority Tax Claims as of the Effective Date.

                     The Debtors anticipate having more than sufficient cash available on the Confirmation Date from the proceeds of the ISG Sale, as well as other sources, to pay in full Allowed Administrative Expense Claims and Allowed Priority Tax Claims in accordance with the Plan, fund the Trustee Expense Fund, and complete the administration of the Chapter 11 Cases.

           F. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

                     1. Effective Date Payments and Transfers by the Debtors. On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall (i) remit to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Other Secured Claims an amount in Cash equal to the Allowed amount of such Claims, and (ii) transfer the Liquidating Trust Assets free and clear of all liens, claims, and encumbrances to the Liquidating Trust, but subject to any obligations imposed by the Plan, on behalf of holders of General Unsecured Claims.

                     2. Repayment of Cash or Certain Assets to ISG. If the Debtors possess any Cash or other assets after (i) transferring the Liquidating Trust Assets to the Liquidating Trust, including the funding of the Trustee Expense Fund (ii) the payment in full of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, and Allowed Priority Non-Tax Claims, and (iii) completing the acts described in Section 6.5 of the Plan, the Debtors shall repay such Cash amounts to ISG by wire transfer of immediately available funds to an account designated by ISG and convey to ISG any other assets (other than (i) the Liquidating Trust Assets, or (ii) any other asset as directed by ISG, which assets may be abandoned without further Bankruptcy Court order) by delivering instruments of assignment and conveyance reasonably satisfactory to ISG. In the event any Cash remains in the Trustee Expense Fund after all the obligations imposed on the Trustee and the Liquidating Trust pursuant to the Plan have been satisfied, the Trustee shall repay such Cash amounts to ISG by wire transfer of immediately available funds to an account designated by ISG.

                     3. Return of Consideration Shares to ISG. Except to the extent that ISG otherwise agrees, if the Consideration Shares (or the proceeds of a sale thereof) are not distributed to the Trustee for the benefit of the holders of Allowed General Unsecured Claims prior to July 1, 2004, or the Confirmation Date does not occur prior to July 1, 2004, on July 1, 2004 or the effective date of an alternative chapter 11 plan, as the case may be, the Debtors shall (i) pay $15,000,000 to ISG, by wire transfer of immediately available funds, or (ii) deliver the Consideration Shares (or the proceeds of a sale thereof) to ISG.

                     4. Allocation of Distributions. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

                     5. Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Debtors and the Trustee shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

                     6. Minimum Distributions and Fractional Shares. No payment of Cash less than $10 shall be made by the Trustee to any holder of a General Unsecured Claim. This amount reflects the point in which the Debtors believe the expected cost of distribution will equal or exceed the amount distributable. No fractional shares of Consideration Shares shall be distributed. For purposes of distribution, fractional shares of Consideration Shares shall be rounded down to the next whole number or zero, as applicable. Any Liquidating Trust Assets which are undistributable in accordance with Section 5.6 of the Plan shall be distributed to a charitable organization exempt from federal income tax under section 501(c)(3) of the Tax Code to be selected by, and unrelated to, the Trustee.

           G. MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN

                     1. Substantive Consolidation. On the Effective Date, Alliance Coatings Company, LLC, BethEnergy Mines Inc., Bethlehem Cold Rolled Corporation, Bethlehem Development Corporation, Bethlehem Rail Corporation, Bethlehem Steel de Mexico, S.A. de C.V., Bethlehem Steel Export Company of Canada, Limited, Bethlehem Steel Export Corporation, BethPlan Corporation, Chicago Cold Rolling, L.L.C., Eagle Nest Inc., Encoat-North Arlington, Inc., Energy Coatings Company, Greenwood Mining Corporation, HPM Corporation, Kenacre Land Corporation, L I Service Company, Marmoraton Mining Company, Ltd., Mississippi Coatings Limited Corporation, Mississippi Coatings Line Corporation, Ohio Steel Service Company, LLC, and Primeacre Land Corporation, and their respective estates, shall be deemed merged into Bethlehem, and (i) all assets and all liabilities of the Debtors shall be deemed merged into Bethlehem, (ii) all guaranties of any Debtor of the payment, performance, or collection of obligations of another Debtor shall be eliminated and canceled, (iii) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated Debtors, (iv) all joint obligations of two or more Debtors and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the consolidated Debtors, (v) all Claims between or among the Debtors shall be canceled, and (vi) each Claim filed in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Effective Date.

                     2. The Liquidating Trust.

                     a. Execution of Liquidating Trust Agreement. On the Effective Date, the Liquidating Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Liquidating Trust and the beneficial interests therein, which shall be for the benefit of the holders of Allowed General Unsecured Claims. This Section sets forth certain of the rights, duties, and obligations of the Trustee. In the event of any conflict between the terms of Section 6.2(a) of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Liquidating Trust Agreement shall govern.

                     b. Purpose of Liquidating Trust. The Liquidating Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

                     c. Liquidating Trust Assets. The Liquidating Trust shall consist of the Liquidating Trust Assets. Any Cash or other property received from third parties from the prosecution, settlement, or compromise of the Avoidance Actions shall constitute Liquidating Trust Assets for purposes of distributions under the Liquidating Trust. On the Effective Date, the Debtors shall transfer all of the Liquidating Trust Assets to the Liquidating Trust free and clear of all liens, claims, and encumbrances, except to the extent otherwise provided in the Plan.

                     d. Governance of Liquidating Trust. The Liquidating Trust shall be governed by the Trustee.

                     e. The Trustee. The Trustee shall be designated on or before the Effective Date by the Committee with the consent of the Debtors, which consent shall not be unreasonably withheld. The designation of the Trustee shall be effective on the Effective Date without the need for a further order of the Bankruptcy Court.

                     f. Role of the Trustee.

                          (i) In furtherance of and consistent with the purpose
of the Liquidating Trust and the Plan, the Trustee shall (A) have the power and authority to hold, manage, sell, and distribute the Liquidating Trust Assets to the holders of Allowed General Unsecured Claims, (B) hold the Liquidating Trust Assets for the benefit of the holders of Allowed General Unsecured Claims, (C) have the power and authority to hold, manage, sell, and distribute Cash or non-Cash Liquidating Trust Assets obtained through the exercise of its power and authority, (D) have the power and authority to prosecute and resolve, in the names of the Debtors and/or the name of the Trustee, the Avoidance Actions, (E) have the power and authority to prosecute and resolve objections to Disputed General Unsecured Claims, (F) have the power and authority to perform such other functions as are provided in the Plan, and (G) have the power and authority to administer the closure of the Chapter 11 Cases. The Trustee shall be responsible for all decisions and duties with respect to the Liquidating Trust and the Liquidating Trust Assets. In all circumstances, the Trustee shall act in the best interests of all beneficiaries of the Liquidating Trust and in furtherance of the purpose of the Liquidating Trust.

                          (ii) After the certificates of cancellation,
dissolution, or merger for all the Debtors have been filed in accordance with
Section 6.5(e) of the Plan, the Trustee shall be authorized to exercise all powers regarding the Debtors' tax matters, including filing tax returns, to the same extent as if the Trustee were the debtor in possession. The Trustee shall
(A) complete and file within ninety (90) days of the filing for dissolution by Bethlehem, to the extent not previously filed, the Debtors' final federal, state, and local tax returns, (B) request an expedited determination of any unpaid tax liability of the Debtors under section 505(b) of the Bankruptcy Code for all tax periods of the Debtors ending after the Commencement Date through the liquidation of the Debtors as determined under applicable tax laws, to the extent not previously requested, and (C) represent the interest and account of the Debtors before any taxing authority in all matters, including, but not limited to, any action, suit, proceeding, or audit.

                     g. Nontransferability of Liquidating Trust Interests. The beneficial interests in the Liquidating Trust shall not be certificated and are not transferable (except as otherwise provided in the Liquidating Trust Agreement).

                     h. Cash. The Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code; provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

                     i. Costs and Expenses of Trustee. The costs and expenses of the Liquidating Trust, including the fees and expenses of the Trustee and its retained professionals (with the exception of those incurred in connection with the pursuit of the Avoidance Actions), shall be paid first out of the Trustee Expense Fund and then out of the other Liquidating Trust Assets. Such costs and expenses shall be considered administrative expenses of the Debtors' estates. In the event any Cash remains in the Trustee Expense Fund after the obligations of the Trustee and the Liquidating Trust pursuant to the Plan have been satisfied, the Trustee shall repay such Cash amounts to ISG in accordance with Section 5.2(c) of the Plan.

                     j. Compensation of Trustee. The Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of bankruptcy proceedings.

                     k. Distribution of Liquidating Trust Assets. The Trustee shall distribute at least annually and in accordance with the Liquidating Trust Agreement, beginning on the Effective Date or as soon thereafter as is practicable, the Liquidating Trust Assets on hand (including any Cash received from the Debtors on the Effective Date, and treating as Cash for purposes of
Section 6.2 of the Plan any permitted investments under Section 6.2(h) of the
Plan), except such amounts (i) as would be distributable to a holder of a Disputed Claim if such Disputed Claim had been Allowed prior to the time of such distribution (but only until such Claim is resolved), (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (iii) to pay reasonable expenses (including, but not limited to, any taxes imposed on the Liquidating Trust or in respect of the Liquidating Trust Assets), and (iv) to satisfy other liabilities incurred by the Liquidating Trust in accordance with this Plan or the Liquidating Trust Agreement.

                     l. Retention of Professionals by Trustee. The Trustee may retain and compensate counsel and other professionals to assist in its duties as Trustee on such terms as the Trustee deems appropriate without Bankruptcy Court approval. The Trustee may retain any professional who represented parties in interest in the Chapter 11 Cases.

                     m. Federal Income Tax Treatment of Liquidating Trust.

                     (i) Liquidating Trust Assets Treated as Owned by Creditors. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Trustee, and the holders of General Unsecured Claims) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the holders of Allowed General Unsecured Claims, whether Allowed on or after the Effective Date, as (A) a transfer of the Liquidating Trust Assets directly to the holders of Allowed General Unsecured Claims in satisfaction of such Claims (other than to the extent allocable to Disputed General Unsecured Claims) followed by (B) the transfer by such holders to the Liquidating Trust of the Liquidating Trust Assets in exchange for beneficial interests in the Liquidating Trust. Accordingly, the holders of such Claims shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the Liquidating Trust Assets.

                     (ii) Tax Reporting.

                          (a) The Trustee shall file returns for the Liquidating
Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with Section 6.2(m) of the Plan. The Trustee shall also annually send to each record holder of a beneficial interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction, or credit and will instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. The Liquidating Trust's taxable income, gain, loss, deduction, or credit will be allocated (subject to Section 6.2(m)(ii)(c) of the Plan, relating to Disputed General Unsecured Claims) to the holders of Allowed General Unsecured Claims in accordance with their relative beneficial interests in the Liquidating Trust.

                          (b) As soon as possible after the Effective Date, but
in no event later than ninety (90) days after the Effective Date, the Trustee shall make a good faith valuation of the Liquidating Trust Assets. Such valuation shall be made available from time to time, to the extent relevant, and used consistently by all parties (including, without limitation, the Debtors, the Trustee, and the holders of Allowed General Unsecured Claims) for all federal income tax purposes. The Trustee shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental unit.

                          (c) Subject to definitive guidance from the Internal
Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Trustee of a private letter ruling if the Trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Trustee), the Trustee shall (i) treat any Liquidating Trust Assets allocable to, or retained on account of, Disputed General Unsecured Claims as held by one or more discrete trusts for federal income tax purposes (the "Liquidating Trust Claims Reserve"), consisting of separate and independent shares to be established in respect of each Disputed General Unsecured Claim, in accordance with the trust provisions of the Tax Code (section 641 et seq.), (ii) treat as taxable income or loss of the Liquidating Trust Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to the holders of Disputed General Unsecured Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a distribution from the Liquidating Trust Claims Reserve any increased amounts distributed by the Liquidating Trust as a result of any Disputed General Unsecured Claims resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the Liquidating Trust Claims Reserve determined in accordance with the provisions of the Plan, and (iv) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All holders of General Unsecured Claims shall report, for tax purposes, consistent with the foregoing.

                          (d) The Trustee shall be responsible for payments, out
of the Liquidating Trust Assets, of any taxes imposed on the Liquidating Trust or the Liquidating Trust Assets, including the Liquidating Trust Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed General Unsecured Claims in the Liquidating Trust Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed General Unsecured Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed General Unsecured Claims, or (ii) to the extent such Disputed General Unsecured Claims have subsequently been resolved, deducted from any amounts distributable by the Trustee as a result of the resolutions of such Disputed General Unsecured Claims.

                          (e) The Trustee may request an expedited determination
of taxes of the Liquidating Trust, including the Liquidating Trust Claims Reserve, under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

                     n. Dissolution. The Trustee and the Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all Disputed General Unsecured Claims have been resolved, (ii) all Liquidating Trust Assets have been liquidated, and (iii) all distributions required to be made by the Trustee under the Plan have been made, but in no event shall the Liquidating Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion within the six (6) month period prior to the fifth
(5th) anniversary (and, in the case of any extension, within six (6) months prior to the end of such extension), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets or the dissolution of the Debtors.

                     o. Indemnification of Trustee. The Trustee or the individuals comprising the Trustee, as the case may be, and the Trustee's agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Trustee, except those acts arising out of its or their own willful misconduct, gross negligence, bad faith, self-dealing, breach of fiduciary duty, or ultra vires acts, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Trustee, except for any actions or inactions involving willful misconduct, gross negligence, bad faith, self-dealing, breach of fiduciary duty, or ultra vires acts. Any indemnification claim of the Trustee (and the other parties entitled to indemnification under this subsection (o)) shall be satisfied first from the Trustee Expense Fund and then from the Liquidating Trust Assets. The Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

                     p. Closing of Chapter 11 Cases. When all Disputed Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all of the Liquidating Trust Assets have been distributed in accordance with the Plan, the Trustee shall seek authority from the Bankruptcy

Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                     q. Closing of Chapter 11 Cases by Charitable Gift. If at any time the Trustee determines that the expense of administering the Liquidating Trust so as to make a final distribution to its beneficiaries is likely to exceed the value of the assets remaining in the Liquidating Trust, the Trustee shall apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to close the Chapter 11 Cases, (ii) donate any balance to a charitable organization exempt from federal income tax under section 501(c)(3) of the Tax Code that is unrelated to Bethlehem, the Liquidating Trust, and any insider of the Trustee, and (iii) close the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules. If the aims or purposes of any charities satisfying the conditions of clause (ii) above relate to benefiting the residents of Bethlehem, Pennsylvania, then the Trustee shall choose any recipients of any donations from among such charities. Notice of such application shall be given electronically, to the extent practicable, to those parties who have filed requests for notices and whose electronic addresses remain current and operating.

                     3. Debtors' Post-Confirmation Role; Dissolution. The Debtors shall perform each of the following acts as soon as practicable on or after the Effective Date:

                     a. Payments and Transfers. On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall make payments and transfers to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Other Secured Claims in accordance with Section 5.2(a) of the Plan.

                     b. Administration of Taxes. The Debtors shall be responsible for all tax matters of the Debtors until certificates of cancellation, dissolution, or merger for all the Debtors shall have been filed in accordance with Section 6.5(e) of the Plan.

                     c. Effective Date Payments and Transfers. On the Effective Date, the Debtors shall make the payments and transfers described in Section 5.2(a) of the Plan.

                     d. Claims Administration and Prosecution and Plan Distributions. The Debtors shall continue to have the power and authority to prosecute and resolve objections to Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Secured Claims, and Disputed Priority Non-Tax Claims. The Debtors shall also continue to have the power and authority to hold, manage, and distribute Plan distributions to the holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, and Allowed Priority Non-Tax Claims.

                     e. Dissolution. Within thirty (30) days after its completion of the acts required by the Plan, or as soon thereafter as is practicable, each Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each Debtor; provided, however, that each Debtor shall file with the office of the Secretary of State or other appropriate office for the state of its organization a certificate of cancellation or dissolution, or alternatively, it may be merged with and into another Debtor and so file an appropriate certificate of merger.

                     f. Books and Records. Upon the Effective Date, Bethlehem shall transfer and assign to the Liquidating Trust full title to, and the Liquidating Trust shall be authorized to take possession of, all of the books and records of the Debtors. The Liquidating Trust shall have the responsibility of storing and maintaining books and records transferred hereunder until one year after the date Bethlehem is dissolved in accordance with Section 6.5(e) of the Plan, after which time such books and records may be abandoned or destroyed without further Bankruptcy Court order. The Debtors shall cooperate with the Trustee to facilitate the delivery and storage of their books and records in accordance herewith. The Debtors (as well as their current and former officers and directors) shall be entitled to reasonable access to any books and records transferred to the Liquidating Trust for all necessary corporate purposes, including, without limitation, defending or prosecuting litigation, determining insurance coverage, filing tax returns, and addressing personnel matters. For the purpose of this Section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtors maintained by or in possession of third parties and all of the claims and rights of the Debtors in and to their books and records, wherever located.

                     g. Corporate Action. Upon the Effective Date, the Debtors shall perform each of the actions and effect each of the transfers required by the terms of the Plan, in the time period allocated therefor, and all matters provided for under the Plan that would otherwise require approval of the stockholders, members, or directors (or other governing body) of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law (or other organizational law) of the states in which the Debtors are incorporated or organized, without any requirement of further action by the stockholders, members, or directors (or other governing body) of the Debtors. Each of the Debtors shall be authorized and directed, following the completion of all disbursements, other transfers, and other actions required of the Debtors by the Plan, to file its certificate of cancellation, dissolution or merger as contemplated by Section 6.5(e) of the Plan. The filing of such certificates of cancellation, dissolution, or merger shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders, members, or directors (or other governing body) of the Debtors.

                     4. Securities Law Issues. Holders of Allowed General Unsecured Claims in Class 3 will receive beneficial interests in the Liquidating Trust (i.e., the Liquidating Trust Assets) and upon their distribution from the Liquidating Trust, their pro rata share of, among other things, the Consideration Shares or the proceeds of any sale or disposition thereof by the Trustee. Section 1145 of the Bankruptcy Code provides certain exemptions from the securities registration requirements of federal and state securities laws with respect to the distribution of securities under a chapter 11 plan.

                     Section 1145 of the Bankruptcy Code provides that the securities registration requirements of federal and state securities laws do not apply to the offer or sale of stock, warrants, or other securities by a debtor or a successor to the debtor if (i) the offer or sale occurs under a chapter 11 plan, (ii) the recipients of securities hold a claim against, an interest in, or a claim for administrative expense against the debtor, and (iii) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property.

                     It is believed that the distribution under the Plan of the beneficial interests in the Liquidating Trust and the Consideration Shares (if applicable) to holders of Allowed General Unsecured Claims satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from the registration requirements of the Securities Act. The beneficial interests in the Liquidating Trust will be noncertificated and nontransferable.

           H. PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

                     1. Objections to Claims. The Debtors shall be entitled to object to Administrative Expense Claims, Priority Tax Claims, Other Secured Claims, Priority Non-Tax Claims, and General Unsecured Claims. On and after the Effective Date, the Trustee shall be entitled to object to General Unsecured Claims. Any objections to Claims shall be served and filed on or before the later of (i) one hundred twenty (120) days after the Effective Date, and (ii) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) above.

                     2. No Distribution Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim (other than the transfer of the Liquidating Trust Assets to the Liquidating Trust). Until such time, with respect to General Unsecured Claims, the Trustee shall withhold from the property to be distributed to holders of beneficial interests in the Liquidating Trust the portion of such property allocable to Disputed General Unsecured Claims and shall hold such property in the Liquidating Trust Claims Reserve in accordance with Article VII and Section 6.2(m)(ii) of the Plan. If any Disputed General Unsecured Claims are disallowed, the Liquidating Trust Assets held in the Liquidating Trust Claims Reserve shall be released as and to the extent the Trustee determines such property is no longer necessary to fund unresolved Disputed General Unsecured Claims, and such Liquidating Trust Assets shall be distributed in accordance with Section 6.2 of the Plan. All Tort Claims shall be deemed Disputed Claims unless and until they are liquidated.

                     3. Resolution of Disputed Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, following the Effective Date, the Debtors and the Trustee, as the case may be, shall have the right to the exclusion of all others (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred twenty (120) days after the Confirmation Date. From and after the Confirmation Date, all objections shall be litigated to a Final Order except to the extent the Debtors or the Trustee, as the case may be, elect to withdraw any such objection or the Debtors or the Trustee, as the case may be, and the holder of a Claim elect to compromise, settle, or otherwise resolve any such objection, in which event they may settle, compromise, or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court.

                     4. Estimation. The Debtors or the Trustee, as the case may be, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Trustee previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Trustee, as the case may be, may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. On and after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved subsequently, without further order of the Bankruptcy Court.

                     5. Allowance of Disputed Claims. If, on or after the Effective Date, any Disputed Claim becomes, in whole or in part, an Allowed Claim, the Debtors or the Trustee, as applicable, shall, no later than the fifteenth (15th) Business Day of the first month following the month in which the Disputed Claim becomes an Allowed Claim, distribute to the holder thereof the distributions, if any, that such holder would have received had its Claim been Allowed on the Effective Date, except as otherwise provided in the Plan.

           I. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                     1. Executory Contracts and Unexpired Leases. On the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court entered prior to the Effective Date or (ii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors prior to the Effective Date.

                     2. Approval of Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected as of the Effective Date pursuant to the Plan.

                     3. Claims Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan shall be classified as Class 3 General Unsecured Claims.

           J. RELEASES GRANTED PURSUANT TO THE PLAN

                     1. Limited Releases. As of the Effective Date, the Debtors release all present and former officers and directors of the Debtors who were directors and/or officers, respectively, on or after the Commencement Date, and any other Persons who serve or served as members of management of the Debtors on or after the Commencement Date, and all post-Commencement Date advisors, consultants, or professionals of or to the Debtors from any and all Causes of Action held by, assertable on behalf of or derivative from the Debtors, in any way relating to the Debtors, the Chapter 11 Cases, the Plan, negotiations regarding or concerning the Plan, and the ownership, management, and operation of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer, or employee of the Debtors or any reimbursement obligation of any former director, officer, or employee with respect to a loan or advance made by the Debtors to such former director, officer, or employee.

                     2. Exculpation. Neither the Debtors, the Trustee, the Committee, nor any of their respective members, officers, directors, employees, advisors, professionals, or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of the Chapter 11 Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Trustee, the Committee, and each of their respective members, officers, directors, employees, advisors, professionals, and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

           K. CONDITIONS PRECEDENT TO EFFECTIVENESS OF PLAN

                     1. Conditions Precedent to Confirmation of Plan. The following is a condition precedent to the confirmation of the Plan:

                     a. The Bankruptcy Court shall have entered a Confirmation Order in form and substance satisfactory to the Debtors.

                     2. Conditions Precedent to Effective Date. The following are conditions precedent to the Effective Date of the Plan:

                     a. No stay of the Confirmation Order shall then be in effect;

                     b. The Liquidating Trust Agreement shall have been executed; and

                     c. The Debtors shall have sufficient Cash to pay the sum of
(i) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, and Allowed Priority Non-Tax Claims, and the Debtors' professional fees that have not been paid, (ii) an amount that would be required to distribute to the holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Secured Claims, and Disputed Priority Non-Tax Claims if all such Claims are subsequently Allowed, as set forth more fully in Article VII of the Plan, and (iii) an amount that would be required to satisfy all the Debtors' costs and expenses in connection with the Debtors' obligations under the Plan.

                     3. Satisfaction of Conditions. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtors decide, after consultation with the Committee, that one of the conditions precedent set forth in Section 9.2 of the Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtors shall file a notice of the failure of the Effective Date with the Bankruptcy Court.

                     4. Effect of Nonoccurrence of Conditions to Consummation. If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is one hundred twenty (120) days after the Confirmation Date, or such later date as shall be agreed by the Debtors and the Committee, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against any of the Debtors.

           L. EFFECTS OF CONFIRMATION OF PLAN

                     1. Vesting of Assets in Liquidating Trust.

                     a. As of the Effective Date, the property of the Estates shall vest in the Debtors and, in accordance with Article VI of the Plan and subject to the exceptions contained therein, shall be transferred to the Liquidating Trust.

                     b. From and after the Effective Date, the Trustee may dispose of the assets of the Liquidating Trust free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

                     c. As of the Effective Date, all assets of the Debtors and the Liquidating Trust shall be free and clear of all Claims, except as provided in the Plan or the Confirmation Order.

                     2. Release of Assets from Bankruptcy Court Jurisdiction. Until the Effective Date, the Bankruptcy Court shall retain jurisdiction of the Debtors and their assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matter set forth in Article XI of the Plan.

                     3. Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

                     4. Term of Injunctions or Stays. Unless otherwise provided in the Plan, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of the Chapter 11 Cases.

                     5. Causes of Action. Except as otherwise provided in the Plan, on and after the Effective Date, the Debtors will have the exclusive right to enforce any and all Causes of Action against any person other than Avoidance Actions, and the Trustee will have the exclusive right to enforce any and all Avoidance Actions against any person. The Debtors may pursue, abandon, settle, or release any or all Causes of Action, other than Avoidance Actions, as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Trustee may pursue, abandon, settle, or release any or all Causes of Action and Avoidance Actions as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Debtors may, in their sole discretion, offset any such claim held against a person, other than Avoidance Actions, against any payment due such person under the Plan, and the Trustee may, in its sole discretion, offset any claim with respect to Avoidance Actions held against a person against any payment due such person under the Plan; provided, however, that any claims of the Debtors arising before the Commencement Date shall first be offset against Claims against the Debtors arising before the Commencement Date.

                     6. Injunction. On and after the Confirmation Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively, or otherwise) on account of or respecting any claim, debt, right, or cause of action of the Debtors for which the Debtors or the Liquidating Trust retains sole and exclusive authority to pursue in accordance with the Plan.

                     7. Injunction Against Interference with Plan. Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

           M. RETENTION OF JURISDICTION BY BANKRUPTCY COURT. The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                     1. To hear and determine motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

                     2. To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, including, without limitation, any proceeding to recover a Cause of Action or Avoidance Action;

                     3. To ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan;

                     4. To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim;

                     5. To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

                     6. To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

                     7. To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

                     8. To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

                     9. To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Liquidating Trust, the Liquidating Trust Agreement, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

                     10. To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;

                     11. To recover all assets of the Debtors, property of the Estates, and Liquidating Trust Assets, wherever located;

                     12. To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                     13. To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                     14. To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; and

                     15. To enter a final decree closing the Chapter 11 Cases.

           N. DISSOLUTION OF COMMITTEE AND RETIREES' COMMITTEE. On the Effective Date, the Committee and the Retirees' Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Committee's and Retirees' Committee's respective attorneys, accountants, and other agents shall terminate; provided, however, the Committee and its professionals shall have the right to pursue, review, and object to any applications for compensation and reimbursement of expenses filed in accordance with Section 2.2 of the Plan.

           O. EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition of assets contemplated by the Plan (including transfers of assets to and by the Liquidating Trust) shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use, or other similar tax.

IV. ALTERNATIVES TO THE PLAN

                     The Plan reflects discussions held among the Debtors and the Committee. The Debtors have determined that the Plan is the most practical means of providing maximum recoveries to creditors. Alternatives to the Plan which have been considered and evaluated by the Debtors during the course of the Chapter 11 Cases include (i) liquidation of the Debtors' assets under chapter 7 of the Bankruptcy Code and (ii) an alternative chapter 11 plan. The Debtors' thorough consideration of these alternatives to the Plan has led them to conclude that the Plan, in comparison, provides a greater recovery to creditors on a more expeditious timetable and in a manner which minimizes inherent risks in any other course of action available to the Debtors.

           A. LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. If the Plan or any other chapter 11 plan for the Debtors cannot be confirmed under section 1129(a) of the Bankruptcy Code, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, in which event a trustee would be elected or appointed to liquidate any remaining assets of the Debtors for distribution to creditors pursuant to chapter 7 of the Bankruptcy Code. If a trustee is appointed and the remaining assets of the Debtors are liquidated under chapter 7 of the Bankruptcy Code, all creditors holding Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims may receive distributions of a lesser value on account of their Allowed Claims and likely would have to wait a longer period of time to receive such distributions than they would under the Plan. A chapter 7 trustee, who would lack the Debtors' knowledge of their affairs, would be required to invest substantial time and resources to investigate the facts underlying the multitude of Claims filed against the Estates.

           B. ALTERNATIVE CHAPTER 11 PLAN. If the Plan is not confirmed, the Debtors or any other party in interest (if the Debtors' exclusive period in which to file a chapter 11 plan has expired) could attempt to formulate an alternative chapter 11 plan which might provide for the liquidation of the

Debtors' assets other than as provided in the Plan. However, since substantially all of the Debtors' assets have already been sold to ISG and the Plan provides for the distribution of the Liquidating Trust Assets in accordance with the ISG Agreement, the Debtors believe that any alternative chapter 11 plan will necessarily be substantially similar to the Plan. Any attempt to formulate an alternative chapter 11 plan would necessarily delay creditors' receipt of distributions yet to be made. Accordingly, the Debtors believe that the Plan will enable all creditors entitled to distributions to realize the greatest possible recovery on their respective Claims with the least possible delay.

           C. CERTAIN RISK FACTORS. In the event that the Plan is not confirmed or the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code, the Debtors believe that such action or inaction, as the case may be, will cause the Debtors to incur substantial expenses and otherwise serve only to prolong unnecessarily the Chapter 11 Cases and negatively affect creditors' recoveries on their Claims.

V. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

                     The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors and to holders of General Unsecured Claims. The following summary does not address the federal income tax consequences to (i) holders whose Claims are entitled to satisfaction in full (e.g., holders of Allowed Administrative Expense Claims and Allowed Priority Non-Tax Claims), (ii) holders of Other Secured Claims, or (iii) holders of Equity Interests.

                     The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), existing and proposed Treasury regulations promulgated thereunder ("Treasury Regulations"), judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (the "IRS"), all as in effect on the date hereof. These rules are subject to change, possibly on a retroactive basis, and any such change could significantly affect the federal income tax consequences described below.

                     The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary addresses neither state, local, or foreign income or other tax consequences of the Plan, nor the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, persons holding a General Unsecured Claim as part of a hedging, integrated constructive sale or straddle, and investors in pass-through entities).

           A. CONSEQUENCES TO THE DEBTORS

                     1. Treatment of ISG Sale as a Tax-Free Reorganization.

                     On May 7, 2003, the Debtors sold substantially all of their assets to ISG in exchange for, among other things, the Consideration Shares. See "II. Overview of Debtors' Operations and Chapter 11 Cases - C. Chapter 11 Cases
- 7. Sale of Assets to the ISG Parties," above. Pursuant to the ISG Agreement, such transfer is intended to qualify for U.S. federal income tax purposes as a tax-free "G" reorganization for each of the respective Debtors.

                     Under the "G" reorganization provisions, the transferor recognizes no gain or loss on the transfer of its assets to the acquiror or on the distribution of the stock acquired to its creditors and the transferor's tax attributes, such as net operating loss ("NOL") carryforwards as of the end of the date of transfer, are transferred to the acquiror. Accordingly, assuming that the ISG Sale qualifies: (i) the Debtors recognized no gain or loss upon the transfer of their assets to ISG, and will recognize no gain or loss upon the transfer of the Consideration Shares to the Liquidating Trust, and (ii) all of the Debtors' tax attributes through May 7, 2003 transferred to ISG as of the end of that day. As discussed below, the Debtors may recognize income or gain upon the transfer of the Avoidance Actions to the Liquidating Trust, but expect to have incurred sufficient losses since May 7, 2003 to offset such income.

                     Were the ISG Sale not to qualify as a "G" reorganization with respect to any Debtor that transferred assets in the ISG Sale, such Debtor would have retained its NOL carryforwards and other tax attributes and incurred substantial additional losses in connection with the sale, which would then also be available to offset any income that might be recognized on the transfer of the Consideration Shares and the Avoidance Actions to the Liquidating Trust. Any remaining losses and other tax attributes would be eliminated following the distribution of all of the Debtors' assets pursuant to the Plan. The following discussion assumes that the ISG Sale qualifies as a "G" reorganization with respect to each of the Debtors that transferred assets in the ISG Sale.

                     2. Transfer of Assets to Liquidating Trust.

                     As discussed below (see "--B. Consequences to the Holders of Allowed General Unsecured Claims - 1. Gain or Loss - Generally"), pursuant to the Plan, each of the Debtors will be treated for U.S. federal income tax purposes as transferring the portion of their assets, if any, that comprise part of the Liquidating Trust Assets directly to the holders of Allowed General Unsecured Claims, who will then be treated as transferring such assets to the Liquidating Trust. Accordingly, the transfer of Liquidating Trust Assets (other than, as discussed in the preceding section, the Consideration Shares) by the Debtors may result in the recognition of income or gain by the Debtors, depending in part on the value of such assets on the Effective Date. Nevertheless, due to losses incurred since the ISG Sale and anticipated additional losses, the Debtors do not anticipate that a significant tax liability (if any) will be incurred as a result of such transfer. In addition, pursuant to the ISG Agreement, ISG, in effect, has agreed to indemnify the Debtors to the extent of such tax liability.

                     3. Cancellation of Debt.

                     In general, the Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as NOL carryforwards and current year NOLs, tax credits, and tax basis in assets - by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged (reduced by any unamortized discount) exceeds any consideration given in exchange therefor. Certain statutory or judicial exceptions can apply to limit the amount of COD and attribute reduction (such as where the payment of the cancelled debt would have given rise to a tax deduction). In addition, to the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is simply forgiven. It is unclear whether the reduction in tax attributes occurs on a separate company basis even though the Debtors file a consolidated federal income tax return. The Debtors are aware, however, that the IRS has, in certain cases, taken the position that such reduction generally should occur on a consolidated basis. In addition, legislation has recently been proposed that would require the reduction of a group's NOLs and other tax attributes on a consolidated basis. It is uncertain whether this legislation will be passed in its current form or at all, and if passed, what its effective date would be.

                     As a result of the implementation of the Plan, the Debtors will incur significant COD and potential attribute reduction. However, because any reduction in tax attributes does not effectively occur until the first day of the taxable year following the taxable year in which the COD is incurred, the resulting COD will not impair the Debtors' ability to use their tax attributes (to the extent otherwise available) to reduce their tax liability, if any, otherwise resulting from the implementation of the Plan.

                     4. Limitations on NOL Carryforwards and Other Tax
Attributes.

                     Under section 382 of the Tax Code, if a corporation (or consolidated group) undergoes an "ownership change," the amount of its pre-change losses (including certain losses or deductions that are "built-in," i.e., economically accrued but unrecognized, as of the date of the ownership change) that may be utilized to offset future taxable income generally are subject to an annual limitation. In addition, under certain circumstances, a special exception can apply where the corporation undergoes an ownership change pursuant to a confirmed chapter 11 plan.

                     Pursuant to the Plan, although all existing Equity Interests in Bethlehem will be canceled on the Effective Date, one share of new common stock (representing all of the then outstanding common stock of Bethlehem) will be issued to a custodian for the benefit of all holders of Equity Interests, consistent with the economic relationship and economic entitlements that exist between and among such holders as of the Effective Date. Such common stock will remain outstanding until all of the assets of the Debtors have been fully distributed in accordance with the Plan, at which time Bethlehem will be dissolved. Accordingly, the Debtors currently intend to take the position that no "ownership change" of the Debtors will occur as a result of the implementation of the Plan. There is no assurance, however, that the IRS would not take a contrary position. In the event that the Debtors were considered to undergo an ownership change as of the Effective Date, it is possible that all or a portion of the Debtors' NOLs as of such date (which would only include any losses incurred since May 7, 2003, as discussed above) would be effectively eliminated.

                     Ultimately, any NOLs not otherwise reduced as a result of the COD incurred upon implementation of the Plan (as discussed in the preceding section) or limited under section 382 (as discussed in this section) will be eliminated upon the final distribution of all of the Debtors' assets pursuant to the Plan.

           B. CONSEQUENCES TO HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS

                     Pursuant to the Plan, the holders of Allowed General Unsecured Claims will receive, in satisfaction and discharge of such Claims, all of the beneficial interests in the Liquidating Trust. With respect to General Unsecured Claims that remain Disputed as of the Effective Date, the portion of the Liquidating Trust Assets allocable to, or retained on account of, such Claims will be treated pursuant to the Plan as held in a separate taxable trust for federal income tax purposes (as discussed below) pending the resolution of such Claims. Accordingly, holders of Allowed General Unsecured Claims may be treated as receiving additional distributions after the Effective Date in respect of their Claims in the event any Disputed General Unsecured Claims are subsequently disallowed.

                     The U.S. federal income tax consequences of the Plan to a holder of a General Unsecured Claim may depend, in part, on whether such Claim constitutes a "security" for federal income purposes. The term "security" is not defined in the Tax Code or in the Treasury Regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends on an overall evaluation of the nature of the original debt. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of five (5) years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a weighted average maturity of ten (10) years or more constitute securities. Each holder is urged to consult its tax advisor regarding the status of its Claim, or any portion thereof, as a "security" for federal income tax purposes.

                     1. Gain or Loss - Generally.

                     As discussed below (see "--4. Tax Treatment of the Liquidating Trust and Holders of Beneficial Interests"), the Liquidating Trust has been structured to qualify as a "grantor trust" for federal income tax purposes. Accordingly, each holder of an Allowed Claim will be treated for federal income tax purposes as directly receiving, and as a direct owner of, its allocable percentage of the Liquidating Trust Assets.

                     In general, a holder of an Allowed General Unsecured Claim will recognize gain or loss in an amount equal to the difference between (i) the aggregate fair market value of the holder's undivided interest in the Liquidating Trust Assets received in respect of its Claim (other than any Claim representing accrued but unpaid interest, and excluding any portion required to be treated as imputed interest, as discussed below) and (ii) such holder's adjusted tax basis in such Claim (other than any Claim representing accrued but unpaid interest). For a discussion of the federal income tax treatment of any Claim for accrued but unpaid interest, see "--3. Distributions in Discharge of Accrued But Unpaid Interest," below.

                     Pursuant to the Plan, the Trustee will make a good faith valuation of the Liquidating Trust Assets, and all parties (including the holders of Allowed General Unsecured Claims) must consistently use such valuation for all federal income tax purposes. The valuation will be made available as necessary for tax reporting purposes (on an asset or aggregate basis, as relevant).

                     As and when any Disputed General Unsecured Claims become disallowed, holders of previously Allowed Claims will become entitled to an increased share of the Liquidating Trust Assets. For federal income tax purposes, the "receipt" of such increased share (other than amounts attributable to earnings previously taxed to the Liquidating Trust Claims Reserve) may be treated as additional consideration in satisfaction of such holder's Allowed Claim, subject to the imputed interest provisions of the Tax Code. Because such amounts may be deemed received for federal income tax purposes after the Effective Date, the imputed interest provisions may apply to treat a portion of such amounts as imputed interest. In addition, it is also possible that any loss realized by a holder in satisfaction of an Allowed General Unsecured Claim may be deferred until all Disputed Claims are resolved and the holder's beneficial interest in the Liquidating Trust can no longer increase, and that a portion of any gain realized may be deferred under the "installment method" of reporting. Holders are urged to consult their tax advisors regarding the possibility for deferral and the ability to elect out of the installment method.

                     The federal income tax consequences to holders of Claims that constitute "securities" for federal income tax purposes are discussed in the next section. Any amount a holder receives following the Effective Date as a distribution in respect of its interest in the Liquidating Trust (other than as discussed in the preceding paragraph as relates to the disallowance of Disputed Claims) should not be included for federal income tax purposes in the holder's amount realized in respect of its Allowed Claim but should be separately treated as a distribution received in respect of such holder's interest in the Liquidating Trust. See "-- 4. Tax Treatment of the Liquidating Trust and Holders of Beneficial Interests," below.

                     Where gain or loss is recognized by a holder in respect of its Allowed General Unsecured Claim that does not constitute a security, the character of such gain or loss (as long-term or short-term capital, or ordinary) will be determined by a number of factors, including the tax status of the holder, whether the Claim in respect of which any property was received constituted a capital asset in the hands of the holder and how long it had been held, whether such Claim was originally issued at a discount or acquired at a market discount, and whether and to what extent the holder had previously claimed a bad debt deduction in respect of such Claim.

                     In general, a holder's aggregate tax basis in its interest in the Liquidating Trust Assets will equal the fair market value of such interest when received, and the holding period for such interest generally will begin the day following the receipt of such interest.

                     2. Holders of Allowed General Unsecured Claims That Constitute "Securities".

                     Assuming that the ISG Sale qualifies as a "G" reorganization of the respective Debtors (see "- A. Consequences to the Debtors
- 1. Treatment of ISG Sale as a Tax-Free Reorganization," above), a holder of an Allowed General Unsecured Claim that constitutes a "security" for federal income tax purposes generally will not recognize loss upon the receipt of its undivided interest in the Liquidating Trust Assets (a portion of which is comprised of the Consideration Shares), but will recognize any gain (computed as described in the previous section) to the extent of the fair market value of its undivided interest in the Avoidance Actions (other than any portion received in respect of a Claim for accrued but unpaid interest, and excluding any portion required to be treated as imputed interest due to the deemed receipt of an increased share of the Liquidating Trust Assets post-Effective Date upon the resolution of Disputed General Unsecured Claims). The character and timing of such gain (and the treatment of any amounts as imputed interest) would be determined in accordance with the principles discussed in the preceding section. For a discussion of the tax consequences of accrued but unpaid interest, see "--3. Distributions in Discharge of Accrued But Unpaid Interest," below.

                     A holder's aggregate tax basis in its undivided interest in the Consideration Shares will equal the holder's aggregate adjusted tax basis in its Claim (including any Claim for accrued but unpaid interest), increased by any gain or imputed interest recognized or interest income received in respect of such Claim and decreased by the fair market value of such holder's undivided interest in the Avoidance Actions, and any deductions claimed in connection with the receipt of its interest in the Liquidating Trust in respect of any previously accrued interest (as discussed in the following Section). In general, the holder's holding period for any Consideration Shares received will include the holder's holding period for the Claim, except to the extent that the Consideration Shares were received in satisfaction of a Claim for accrued but unpaid interest or required to be treated as imputed interest (which will begin the day following the receipt of its interest in the Consideration Shares).

                     In general, a holder's tax basis in its undivided interest in the Avoidance Actions will equal the fair market value of such interest, and the holding period for such interest will begin the day following the receipt of such interest.

                     3. Distributions in Discharge of Accrued But Unpaid
Interest.

                     Pursuant to the Plan, distributions to any holder of an Allowed General Unsecured Claim will be allocated first to the original principal amount of such Claim as determined for federal income tax purposes and, then, to the extent the consideration exceeds such amount, to the remainder of such Claim (including, without limitation, any portion of the Claim representing accrued original issue discount ("OID") or accrued but unpaid interest). However, there is no assurance that the IRS will respect such allocation for federal income tax purposes.

                     In general, to the extent that an amount received (whether stock, cash, or other property) by a holder of debt is received in satisfaction of accrued interest or OID during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest previously included in its gross income is not paid in full. However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is also unclear whether, by analogy, a holder of a Claim that does not constitute a security would be required to recognize a capital loss, rather than an ordinary loss, with respect to any previously included OID that is not paid in full.

                     4. Tax Treatment of the Liquidating Trust and Holders of Beneficial Interests.

                     Upon the Effective Date, the Liquidating Trust shall be established for the benefit of holders of Allowed General Unsecured Claims, whether Allowed on or after the Effective Date.

                     a. Classification of the Liquidating Trust. The Liquidating Trust is intended to qualify as a liquidating trust for federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for federal income tax purposes as a "grantor" trust (i.e., a pass-through entity).

                     However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for federal income tax purposes. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Liquidating Trust has been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Debtors, the Trustee, and holders of General Unsecured Claims) are required to treat, for federal income tax purposes, the Liquidating Trust as a grantor trust of which the holders are the owners and grantors. The following discussion assumes that the Liquidating Trust will be so respected for federal income tax purposes. However, no ruling has been requested from the IRS and no opinion of counsel has been requested concerning the tax status of the Liquidating Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position. Were the IRS successfully to challenge such classification, the federal income tax consequences to the Liquidating Trust, the holders of General Unsecured Claims, and the Debtors could vary from those discussed herein (including the potential for an entity level tax on any income of the Liquidating Trust).

                     b. General Tax Reporting by the Trust and Beneficiaries. For all federal income tax purposes, all parties (including the Debtors, the Trustee, and the holders of General Unsecured Claims) must treat the transfer of assets to the Liquidating Trust, and any amounts subsequently transferred to the Liquidating Trust (but only at such time as actually transferred to the Liquidating Trust, in accordance with the terms of the Plan), as a transfer of such assets directly to the holders, followed by the transfer of such assets by the holders to the Liquidating Trust. Consistent therewith, all parties must treat the Liquidating Trust as a grantor trust of which such holders are the owners and grantors. Thus, such holders (and any subsequent holders of interests in the Liquidating Trust) will be treated as the direct owners of an undivided interest in the assets of the Liquidating Trust for all federal income tax purposes. Pursuant to the Plan, the Trustee will determine the fair market value of the assets of the Liquidating Trust as of the Effective Date, and all parties, including the holders, must consistently use such valuation for all federal income tax purposes. The valuation will be made available as necessary for tax reporting purposes (on an asset or aggregate basis, as relevant).

                     Accordingly, except as discussed below (in connection with pending Disputed Claims), each holder will be required to report on its federal income tax return its allocable share of any income, gain, loss, deduction, or credit recognized or incurred by the Liquidating Trust, in accordance with its relative beneficial interest. The character of items of income, deduction, and credit to any holder and the ability of such holder to benefit from any deductions or losses may depend on the particular situation of such holder.

                     The federal income tax reporting obligations of a holder are not dependent upon the Liquidating Trust distributing any cash or other proceeds. Therefore, a holder may incur a federal income tax liability with respect to its allocable share of the income of the Liquidating Trust even if the Liquidating Trust has not made a concurrent distribution to the holder. In general, other than in respect of cash originally retained on account of Disputed Claims and distributions resulting from unclaimed distributions, a distribution of cash by the Liquidating Trust to a holder will not be taxable to the holder as such holder is regarded for federal income tax purposes as already owning the underlying assets or realizing the income.

                     The Trustee will file with the IRS returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a). The Trustee will also send to each record holder a separate statement setting forth such holder's share of items of income, gain, loss, deduction, or credit and will instruct the holder to report such items on its federal income tax return or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. Such items generally would be reported on the holder's state and/or local tax returns in a similar manner. The Trustee will also file, or cause to be filed, all appropriate tax returns with respect to any Liquidating Trust Assets allocable to Disputed Claims, as discussed below.

                     c. Tax Reporting for the Liquidating Trust Claims Reserve. Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Trustee of a private letter ruling if the Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Trustee), the Trustee shall:

               (1) treat all Liquidating Trust Assets allocable to, or retained on account of, Disputed Claims, as held in a discrete trust (termed, the Liquidating Trust Claims Reserve) for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (section 641 et seq. of the Tax Code);

               (2) treat as taxable income or loss of the Liquidating Trust Claims Reserve with respect to any given taxable year the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to the holders of such Disputed Claims had such claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such claims are unresolved);

               (3) treat as a distribution from the Liquidating Trust Claims Reserve any increased amounts distributed by the Liquidating Trust as a result of any Disputed Claim resolved earlier in the taxable year, to the extent such distribution relates to taxable income or loss of the Liquidating Trust Claims Reserve determined in accordance with the provisions of the Plan; and

               (4) to the extent permitted by applicable law, report consistently for state and local income tax purposes.

In addition, pursuant to the Plan, all holders of Claims are required to report consistently with such treatment.

                     Accordingly, subject to issuance of definitive guidance, the Trustee will report on the basis that any amounts earned by the Liquidating Trust Claims Reserve and any taxable income of the Liquidating Trust allocable to it are subject to a separate entity level tax, except to the extent such earnings are distributed during the same taxable year. Any amounts earned by or attributable to the Liquidating Trust Claims Reserve and distributed to a holder during the same taxable year will be includible in such holder's gross income.

                     5. Subsequent Disposition of Consideration Shares.

                     Assuming the ISG Sale qualifies as a "G" reorganization of the respective Debtors, any gain recognized by a holder upon a subsequent taxable disposition of Consideration Shares received in satisfaction of a Claim against the Debtors pursuant to the Plan (or any stock or property received for it in a later tax-free exchange) may be treated as ordinary income under section 108(e)(7) of the Tax Code to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Claim and any ordinary loss deductions incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim, and (ii) with respect to a cash basis holder, any amount that would have been included in its gross income if the holder's Claim had been satisfied in full but that was not included by reason of the cash method of accounting.

                     In addition, the Treasury Department is expected to promulgate regulations that will provide that any accrued "market discount" not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property received in the exchange. If such regulations are promulgated and applicable to the Plan (and likely even without issuance of regulations), any holder of an Allowed Claim that constitutes a "security" for federal income tax purposes which has accrued market discount would carry over such accrued market discount to any Consideration Shares received in satisfaction of a Claim in a tax-free exchange (as would be the case in the event of a "G" reorganization of the debtor entity), such that any gain recognized by the holder upon a subsequent disposition of such Consideration Shares would be treated as ordinary income to the extent of any accrued market discount not previously included in income.

                     To the extent a holder recognizes gain in excess of amounts described in the two immediately preceding paragraphs of this Section, such gain would be capital gain, provided the holder were holding its interest in the Liquidating Trust as a capital asset (i.e., generally as an investment) and would be long-term or short-term depending upon the holder's holding period in the Consideration Shares.

                     6. Information Reporting and Withholding.

                     All distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently 28%). Backup withholding generally applies if the holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is a United States person that is not subject to backup withholding. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is supplied to the IRS.

                     Recently effective Treasury Regulations generally require disclosure by a taxpayer on its federal income tax return of certain types of transactions in which the taxpayer participated after January 1, 2003, including, among other types of transactions, the following: (1) certain transactions that result in the taxpayer's claiming a loss in excess of specified thresholds; and (2) certain transactions in which the taxpayer's book-tax differences exceed a specified threshold in any tax year. These categories are very broad; however, there are numerous exceptions. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders' tax returns.

                     THE FOREGOING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PARTICULAR CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. EACH HOLDER OF A CLAIM IS URGED TO CONSULT

ITS OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

VI.        VOTING PROCEDURES AND REQUIREMENTS

           A. BALLOTS AND VOTING DEADLINE

                     IT IS IMPORTANT THAT THE HOLDERS OF CLAIMS IN CLASSES 1, 2, AND 3 TIMELY EXERCISE THEIR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN OF LIQUIDATION. All known holders of Claims entitled to vote on the Plan have been sent a ballot together with this Disclosure Statement. Such holders should read the ballot carefully and follow the instructions contained therein. Please use only the ballot that accompanies this Disclosure Statement.

                     The Debtors have engaged Bankruptcy Services LLC as their Voting Agent to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan. IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT AT THE ADDRESS SET FORTH BELOW BEFORE THE VOTING DEADLINE OF 4:00 P.M. (EASTERN TIME), ON OCTOBER 15, 2003.

                     IF YOU MUST RETURN YOUR BALLOT TO YOUR BANK, BROKER, OR OTHER NOMINEE, OR TO ITS AGENT, YOU MUST RETURN YOUR BALLOT TO SUCH PARTY IN SUFFICIENT TIME FOR SUCH PARTY TO PROCESS YOUR BALLOT AND RETURN IT TO THE VOTING AGENT BEFORE THE VOTING DEADLINE.

                     IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE VOTING AGENT AT THE NUMBER SET FORTH BELOW. ANY BALLOT THAT IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OF LIQUIDATION SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN OF LIQUIDATION.

                     IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE VOTING AGENT AT:

                     Herb Baer
                     Bankruptcy Services LLC
                     757 Third Avenue, Third Floor
                     New York, New York  10017
                     Tel: (646) 282-2500

           B. HOLDERS OF CLAIMS ENTITLED TO VOTE

                     Classes 1, 2, and 3 are the only Classes of Claims under the Plan that are impaired and entitled to vote to accept or reject the Plan. Each holder of a Claim in Class 1, 2, or 3 as of the Record Date established by the Debtors for purposes of this solicitation may vote to accept or reject the Plan.

           C. VOTE REQUIRED FOR ACCEPTANCE BY A CLASS

                     Under the Bankruptcy Code, acceptance of a chapter 11 plan by a class of claims occurs when holders of at least two-thirds in dollar amount and more than one half in number of the allowed claims of that class that cast ballots for acceptance or rejection of the chapter 11 plan vote to accept the plan. Thus, acceptance of the Plan by Class 3, for example, will occur only if at least two-thirds in dollar amount and a majority in number of the holders of such Class 3 Claims that cast their Ballots vote in favor of acceptance. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

           D. VOTING PROCEDURES

                     1. Holders of Claims in Classes 1, 2, and 3.

                     All holders of Claims in Class 1, 2, or 3 should complete the enclosed Ballot and return it to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline.

                     2. Withdrawal of Ballot or Master Ballot.

                     Any voter that has delivered a valid ballot or master ballot may withdraw its vote by delivering a written notice of withdrawal to the Voting Agent before the Voting Deadline. To be valid, the notice of withdrawal must be (i) signed by the party who signed the ballot or master ballot to be revoked, and (ii) received by the Voting Agent before the Voting Deadline. The Debtors may contest the validity of any withdrawals.

                     Any holder that has delivered a valid ballot or master ballot may change its vote by delivering to the Voting Agent a properly completed subsequent ballot or master ballot so as to be received before the Voting Deadline. In the case where more than one timely, properly completed ballot or master ballot is received, only the ballot or master ballot that bears the latest date will be counted.

VII.       CONFIRMATION OF THE PLAN

                     The Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan is (i) accepted by all impaired classes of Claims entitled to vote or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class and as to the impaired Classes of Claims and Equity Interests that are deemed to reject the Plan, (ii) feasible, and (iii) in the "best interests" of the holders of Claims and Equity Interests impaired under the Plan.

           A. ACCEPTANCE OF THE PLAN

                     The Bankruptcy Code defines acceptance of a chapter 11 plan by a class of creditors as acceptance by creditors holding two-thirds (2/3) in dollar amount and a majority in number of the claims in such class (other than any such creditor designated under section 1126(e) of the Bankruptcy Code), but for that purpose counts only those creditors that actually cast ballots. Holders of claims that fail to vote are not counted as either accepting or rejecting a plan.

           B. NO UNFAIR DISCRIMINATION/FAIR AND EQUITABLE TEST

                     In the event that any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class of Claims which has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." Because the holders of Equity Interests in Class 4 will not receive any recovery under the Plan and are, therefore, deemed to have rejected the Plan, the Court may only confirm the Plan if the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such Class.

                     The "unfair discrimination" test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under the Plan. A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class of claims or equity interests receives more than it legally is entitled to receive for its claims or equity interests. The test does not require that the treatment be the same or equivalent, but that such treatment be "fair."

                     The "fair and equitable" test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to the dissenting class, the test sets different standards, depending on the type of claims or interests in such class:

           o Secured Creditors. Each holder of an impaired secured claim either (i) retains its liens on the property, to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date, of at least the allowed amount of such claim, or (ii) has the right to credit bid the amount of its claim if its property is sold and retains its lien on the proceeds of the sale (or if sold, on the proceeds thereof), or (iii) receives the "indubitable equivalent" of its allowed secured claim.

           o Unsecured Creditors. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

           o Equity Interests. Either (i) each equity interest holder will receive or retain under the plan property of a value equal to the greater of (x) the fixed liquidation preference or redemption price, if any, of such stock and
                      (b) the value of the stock, or (ii) the holders of interests that are junior to the equity interests of the dissenting class will not receive or retain any property under the plan.

These requirements are in addition to other requirements established by case law interpreting the statutory requirement.

                     The Debtors believe the Plan will satisfy the "fair and equitable" requirement notwithstanding that Class 4 (Equity Interests) is deemed to reject the Plan because no Class that is junior to such Class will receive or retain any property on account of the Claims or Equity Interests in such Class.

                     Because at least one Class of Claims is not being paid in full, the existing Equity Interests are being extinguished.

           C. BEST INTERESTS TEST

                     The Bankruptcy Code requires that each holder of an impaired claim or equity interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

                     The first step in determining whether this test has been satisfied is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The gross amount of cash that would be available for satisfaction of claims and equity interests would be the sum consisting of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered cash hold by the Debtors at the time of the commencement of the liquidation case.

                     The next step is to reduce that gross amount by the costs and expenses of liquidation and by such additional administrative and priority claims that might result from the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code. Finally, the present value of such allocations (taking into account the time necessary to accomplish the liquidation) are compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date.

                     The Debtors' costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage. Other liquidation costs include the expenses incurred during the Chapter 11 Cases allowed in the chapter 7 cases, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals for the

Debtors and statutory committees of unsecured creditors appointed in the Chapter 11 Cases, and costs and expenses of members of the Committee, as well as other compensation claims. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases.

                     The foregoing types of claims, costs, expenses, fees, and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition priority and unsecured Claims.

                     The Debtors submit that each impaired Class will receive under the Plan a recovery at least equal in value to the recovery such Class would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

                     After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, and (ii) the substantial increases in claims that would be satisfied on a priority basis, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtors under chapter 7.

                     Notably, the terms of the ISG Sale require that holders of General Unsecured Claims are to receive the Liquidation Trust Assets and that the Debtors return any Cash or other assets remaining after satisfaction of all Plan obligations to ISG as described in the ISG Agreement and Section 5.2 of the Plan. Moreover, section 5.7 of the ISG Agreement requires that if the Consideration Shares are not transferred to holders of General Unsecured Claims pursuant to a confirmed plan of liquidation prior to July 1, 2004, the Debtors are required to (i) pay $15,000,000 to ISG or (ii) deliver the Consideration Shares or the proceeds of a sale thereof to ISG. Accordingly, Class 3 (General Unsecured Claims) will receive under the Plan a recovery "greater" in value than the recovery such Class would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code, wherein the Consideration Shares would be forfeited to ISG pursuant to the above-referenced terms of the ISG Agreement.

                     The Debtors also believe that the value of any distributions to each Class of Allowed Claims in a chapter 7 case, including all Other Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. In the event litigation was necessary to resolve claims asserted in a chapter 7 case, the delay could be prolonged and administrative expenses increased.

           D. FEASIBILITY

                     Section 1129(a)(11) of the Bankruptcy Code provides that a chapter 11 plan may be confirmed only if the Court finds that such plan is feasible. A feasible plan is one which will not lead to a need for further reorganization or liquidation of the debtor. Since the Plan provides for the liquidation of the Debtors, the Court will find that the Plan is feasible if it determines that the Debtors will be able to satisfy the conditions precedent to the Effective Date and otherwise have sufficient funds to meet its post-Confirmation Date obligations to pay for the costs of administering and fully consummating the Plan and closing the Chapter 11 Cases. The Debtors believe that the Plan satisfies the financial feasibility requirement imposed by the Bankruptcy Code.

           E. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

                     The Debtors believe that the Plan meets the classification requirements of the Bankruptcy Code which requires that a chapter 11 plan place each claim or equity interest into a class with other claims or equity interests that are "substantially similar." The Plan establishes classes of Claims and Equity Interests as required by the Bankruptcy Code and summarized above. Administrative Expense Claims and Priority Tax Claims are not classified.

           F. CONFIRMATION OF THE PLAN IF A CLASS DOES NOT ACCEPT THE PLAN

                     The Bankruptcy Code contains provisions for confirmation of a plan, even if it is not accepted by all impaired classes, as long as it is accepted by at least one impaired class of claims. The Plan may be confirmed under the so-called "cramdown" provisions set forth in section 1129(b) of the Bankruptcy Code if, in addition to satisfying the other requirements for confirmation, the Plan is determined to be "fair and equitable" and "does not discriminate unfairly" with respect to each class of Claims or Equity Interests that has not accepted the Plan.

                     The "fair and equitable" standard, also known as the "absolute priority rule," requires that a dissenting Class receive full compensation for its Allowed Claim before any junior Class receives or retains any property under the Plan. If the holders of any impaired Class vote to reject the Plan, the Plan may be confirmed under section 1129(b) of the Bankruptcy Code if all holders of Claims and Equity Interests junior to those of the impaired class do not receive or retain any property under the Plan.

                     Under the Plan, Class 4 is deemed to reject the Plan. However, the Debtors believe that the Plan can be confirmed over the deemed rejection of Class 4 because (i) no class junior to Class 4 is receiving or retaining any property under the Plan, (ii) no class of equal rank to Class 4 is being afforded better treatment than Class 4, and (iii) the Equity Interests held by Class 4 are valueless.

                     IF ALL OTHER CONFIRMATION REQUIREMENTS ARE SATISFIED AT THE CONFIRMATION HEARING, THE DEBTORS WILL ASK THE BANKRUPTCY COURT TO RULE THAT THE PLAN MAY BE CONFIRMED ON THE GROUND THAT THE SECTION 1129(B) REQUIREMENTS HAVE BEEN SATISFIED.

           G. CONFIRMATION HEARING

                     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after appropriate notice, to hold the Confirmation Hearing. The Confirmation Hearing is scheduled for October 22, 2003 at 10:00 a.m.

(Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Burton R. Lifland, United States Bankruptcy Judge, in Room 623 of the United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton Customs House, One Bowling Green, New York, New York. The Confirmation Hearing may be adjourned from time to time by the Debtors or the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned confirmation hearing.

                     Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, must set forth the name of the objector and the nature and amount of claims or interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at http://www.nysb.ucourts.gov, the official website for the Bankruptcy Court), by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), Wordperfect or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers), and shall be served in accordance with General Order M-182, upon (i) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Jeffrey L. Tanenbaum, Esq. and George A. Davis, Esq.), (ii) the Office of the United States Trustee, 33 Whitehall Street, 21st floor, New York, New York 10004 (Attn: Tracy
H. Davis, Esq.), and (iii) Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022 (Attn: Thomas M. Mayer, Esq.), so as to be ACTUALLY RECEIVED no later than October 15, 2003 at 4:00 p.m. (Eastern Time).

                     Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                     At the Confirmation Hearing, the Bankruptcy Court must determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied and, upon demonstration of such compliance, the Bankruptcy Court will enter the Confirmation Order.

VIII.      CONCLUSION

                     The Debtors and the Committee believe the Plan is in the best interests of all creditors and urge the holders of impaired Claims in Class 1 (Other Secured Claims), Class 2 (Priority Non-Tax Claims, and Class 3 (General Unsecured Claims) to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received not later than October 15, 2003.

Dated: New York, New York
       July 29, 2003


                  Respectfully submitted,

                  BETHLEHEM STEEL CORPORATION

                  By: /s/ Lonnie A. Arnett
                      --------------------------------------------------------
                  Name: Lonnie A.  Arnett
                  Title: Vice President, Controller, and
                         Chief Accounting Officer


                  BETHENERGY MINES INC.
                  BETHLEHEM COLD ROLLED CORPORATION
                  BETHLEHEM DEVELOPMENT CORPORATION
                  BETHLEHEM RAIL CORPORATION
                  BETHLEHEM STEEL DE MEXICO, S.A. DE C.V.
                  BETHLEHEM STEEL EXPORT COMPANY OF CANADA, LIMITED BETHLEHEM STEEL EXPORT CORPORATION
                  BETHPLAN CORPORATION
                  EAGLE NEST INC.
                  ENCOAT-NORTH ARLINGTON, INC.
                  ENERGY COATINGS COMPANY
                  GREENWOOD MINING CORPORATION
                  HPM CORPORATION
                  KENACRE LAND CORPORATION
                  L I SERVICE COMPANY
                  MARMORATON MINING COMPANY, LTD.
                  MISSISSIPPI COATINGS LIMITED CORPORATION
                  MISSISSIPPI COATINGS LINE CORPORATION
                  PRIMEACRE LAND CORPORATION

                  BY:  BETHLEHEM STEEL CORPORATION,
                       as agent and attorney-in-fact for each of the foregoing entities

                       By: /s/ Lonnie A. Arnett
                           ---------------------------------------------------
                       Name: Lonnie A.  Arnett
                       Title: Vice President, Controller, and
                              Chief Accounting Officer

                  ALLIANCE COATINGS COMPANY, LLC

                  BY: BETHLEHEM STEEL CORPORATION, its Sole Member

                      By: /s/ Lonnie A. Arnett
                          ----------------------------------------------------
                      Name: Lonnie A.  Arnett
                      Title: Vice President, Controller, and
                             Chief Accounting Officer



                  CHICAGO COLD ROLLING, L.L.C.

                  BY: BETHLEHEM COLD ROLLED CORPORATION, its Member

                      By: /s/ Lonnie A. Arnett
                          ----------------------------------------------------
                      Name: Lonnie A.  Arnett
                      Title: Controller



                  OHIO STEEL SERVICE COMPANY, LLC

                  BY: BETHLEHEM STEEL CORPORATION, its Sole Member

                      By: /s/ Lonnie A. Arnett
                          ----------------------------------------------------
                      Name: Lonnie A.  Arnett
                      Title: Vice President, Controller, and
                             Chief Accounting Officer


Counsel:

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorneys for the Debtors
and Debtors in Possession